UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )
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▢ Filed by a Party other than the Registrant
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▢	Preliminary Proxy Statement
▢	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
▢	Definitive Additional Materials
▢	Soliciting Material Pursuant to §240.14a-12
ACME PACKET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 23, 2011

Dear Acme Packet, Inc. Stockholder:

I am pleased to invite you to attend Acme Packet, Inc.’s 2011 Annual Meeting of Stockholders on May 5, 2011. The meeting will begin promptly at 10:00 A.M. Eastern Daylight Savings Time at the offices of Acme Packet, Inc., 100 Crosby Drive, Bedford, Massachusetts, 01730-1438.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and provides information about our director candidates.

We are mailing to our stockholders a notice of internet availability of proxy materials instead of a paper copy of this Proxy Statement, our 2010 Annual Report on Form 10-K and Proxy Card, as permitted by the rules of the Securities and Exchange Commission. The notice contains instructions on how to access those documents over the internet. The notice also contains instructions on how you may receive a paper copy of our proxy materials, including this Proxy Statement, our 2010 Annual Report on Form 10-K and a form of Proxy Card or Voting Instruction Card.

I look forward to sharing more information with you about Acme Packet, Inc. at the 2011 Annual Meeting of Stockholders. Whether or not you plan to attend, I encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting. Voting by proxy over the internet, by phone, or by mail will ensure that your vote is represented at the meeting.

Sincerely,

Andrew D. Ory
President and Chief Executive Officer

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Time:	10:00 A.M. Eastern Daylight Savings Time
Date:	May 5, 2011
Place:	Acme Packet, Inc. 100 Crosby Drive Bedford, MA 01730-1438
Record Date:	Stockholders of record at the close of business on March 15, 2011 are entitled to notice of, and to vote, at the meeting. Accordingly, only stockholders of record at the close of business on March 15, 2011 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.
Purpose:	(1) Elect two Class II directors, each to hold office for a three year term or until their respective successors have been elected.
(2) Approve an advisory proposal regarding Acme Packet’s 2010 executive compensation.
(3) Approve an advisory proposal regarding the frequency of Acme Packet’s advisory proposal on its executive compensation.
(4) Approve and adopt Acme Packet’s 2011 Employee Stock Purchase Plan.
(5) Ratify the selection of Ernst & Young LLP as Acme Packet’s independent registered public accounting firm.
(6) Consider and act upon such other business, including stockholder proposals if properly presented, as may properly come before the meeting or any adjournment thereof.
Proxy Voting:	You can vote your shares by completing and returning the Proxy Card sent to you. Most stockholders can also vote their shares over the internet or by telephone. Please check your Proxy Card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. You can revoke a proxy at any time prior to its exercise by following the instructions in the Proxy Statement.
Your shares cannot be voted unless you date, sign, and return the enclosed Proxy Card, vote via the internet or telephone, or attend the 2011 Annual Meeting of Stockholders in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,

Peter J. Minihane
Chief Financial Officer and Treasurer

Bedford, Massachusetts
March 23, 2011

i

Acme Packet, Inc.

100 Crosby Drive, Bedford, Massachusetts 01730-1438

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Acme Packet, Inc., or the Board, of proxies to be voted at our 2011 Annual Meeting of Stockholders and at any meeting following adjournment thereof. As used in this Proxy Statement, the words “us”, “our”, “we” and the “Company” mean Acme Packet, Inc.

You are cordially invited to attend Acme Packet’s 2011 Annual Meeting of Stockholders on May 5, 2011 beginning at 10:00 A.M. Eastern Daylight Savings Time. Stockholders will be admitted beginning at 9:30 A.M. The meeting will be held at the offices of Acme Packet, Inc., 100 Crosby Drive, Bedford, Massachusetts 01730-1438. Directions to the 2011 Annual Meeting are available on our website at www.acmepacket.com under the heading “Investor Relations”.

We are first mailing this Proxy Statement and accompanying forms of proxy and voting instructions on or about March 23, 2011 to holders of shares of our common stock as of March 15, 2011, the record date for the meeting.

Proxies and Voting Procedures

Your vote is important. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy. Most stockholders have a choice of voting over the internet, by using a toll free telephone number or by completing a Proxy Card and mailing it in the envelope provided. Please check the Notice of Internet Availability of proxy materials, your Proxy Card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The internet and telephone voting facilities for stockholders of record will close at 11:59 P.M. Eastern Daylight Savings Time on May 4, 2011. The internet and telephone voting procedures have been designed to authenticate stockholders, to allow you to vote your shares and to confirm that your instructions have been properly recorded.

If you are a registered stockholder, that is if you hold shares in your name in an account with the Company’s stock transfer agent, Computershare Trust Company, N.A., you may vote in any one of the following ways:

•	By internet: Go to the website, www.envisionreports.com/apkt. You will need to enter your voter control number that appears on your Proxy Card.

•	By telephone: Call the toll free number, 1.800.652.VOTE (1.800.652.8683). You will need to provide your voter control number that appears on your Proxy Card. Please follow the instructions on your Proxy Card and the voice prompts on the telephone.

•	By mail: Mark your votes on the Proxy Card, sign your name exactly as it appears on your Proxy Card, date your Proxy Card and return it in the enclosed envelope. If you receive more than one Proxy Card (which means you have shares in more than one account), you must mark, sign and date each of them.

•	By ballot: If you prefer, you may also vote by ballot at the 2011 Annual Meeting of Stockholders.

If a broker, bank or other record holder holds your shares, please refer to the instructions they provided for your shares to be voted. If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business voted upon at the 2011 Annual Meeting of Stockholders. Proposals 1, 2, 3 and 4 are all non-discretionary items, which means your broker cannot vote on these matters on your behalf. Proposal 5, the ratification of the appointment of Ernst & Young LLP, is a discretionary item.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. By providing your voting instructions promptly, you may save us the expense of a second mailing.

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board recommends.

Stockholders Entitled to Vote

Stockholders at the close of business on the record date are entitled to notice of and to vote at the meeting. On March 15, 2011, the record date, there were 65,782,772 shares of our common stock outstanding.

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Broker “non votes” occur when the bank or brokerage firm indicates on its Proxy Card that it does not have or did not exercise discretionary authority to vote on a particular matter. If your broker does not receive instructions from you, it cannot submit a vote on your behalf with respect to non-discretionary items.

The election of directors (Proposal 1) is a “non discretionary” item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to Proposal 1 and those votes will be counted as broker “non votes.” The advisory votes with respect to executive compensation matters (Proposals 2 and 3) and the approval of the 2011 Employee Stock Purchase Plan (Proposal 4), are also “non discretionary” items. As a result, your broker may not vote on your behalf and those votes will be counted as broker “non votes” as well. However, we believe that brokers have discretionary voting power with respect to ratification of the independent registered public accounting firm (Proposal 5). See below under “Quorum and Required Vote” for a further discussion on of the implication of broker “non votes” on the proposals to be submitted at the Annual Meeting.

Quorum and Required Vote

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote for the election of directors is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum.

Required Vote—Election of Directors

The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the 2011 Annual Meeting of Stockholders, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker “non votes” will have no effect on the voting outcome with respect to the election of directors.

If you hold your shares in “street name,” we encourage you to contact your broker with your voting instructions as soon as possible. The election of directors is considered a discretionary matter, and as a result, your broker does not have the ability to vote on your behalf, and no vote will be cast for your shares for this matter unless you provide your broker with voting instructions.

Required Vote—Advisory Proposal on Executive Compensation

The advisory proposal on our executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. If your shares are held in “street name” through a broker, your broker is not permitted to exercise voting discretion with respect to this advisory proposal. If you do not give your broker specific instructions with respect to this advisory proposal, your shares will not be voted and will not be counted, and as a result, your shares will have no effect on this proposal. An abstention will act as a vote against the advisory proposal on executive compensation.

Required Vote—Advisory Proposal on the Frequency of Executive Compensation Proposals

The advisory proposal on the frequency of our executive compensation advisory proposals will be determined by the frequency (every one, two or three years) that receives the highest number of votes from our stockholders. If your shares are held in “street name” through a broker, your broker is not permitted to exercise voting discretion with respect to this advisory proposal. If you do not give your broker specific instructions with respect to the advisory proposals, your shares will not be voted and will not be counted with respect to this proposal. An abstention will have no effect on the advisory proposal on the frequency of the executive compensation advisory proposal.

Required Vote—Adoption of the 2011 Employee Stock Purchase Plan

The adoption of the 2011 Employee Stock Purchase Plan will require that a majority of shares present in person or by proxy and entitled to vote at the meeting vote in favor of adoption of the plan. If you do not give your broker specific instructions with respect to this proposal, your shares will not be voted and will not be counted, and as a result, your shares will have no effect on this proposal. Abstentions will have the effect of a vote against the adoption of the plan.

Required Vote—Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the ratification of our independent registered public accounting firm. An abstention and broker “non votes” are treated as present and entitled to vote and therefore has the effect of a vote against ratification of the independent registered public accounting firm. Brokers have discretionary voting power with respect to this proposal, and therefore will vote on your behalf unless you provide instructions to your broker.

Other Matters

If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this Proxy Statement, we did not anticipate that any other matters would be raised at the meeting.

In accordance with our Restated Certificate of Incorporation, each share of our common stock is entitled to one vote.

Tabulation of Votes

All votes, whether by proxy or ballot, will be tabulated by an independent business entity, which will not disclose your vote except as: required by law; necessary in connection with a judicial or regulatory action or proceeding; necessary in connection with a contested proxy solicitation; or requested by you.

Any comment written on a Proxy Card will be provided to our Corporate Secretary without disclosing your vote, unless necessary to achieve an understanding of the comment.

Multiple Copies of Annual Report to Stockholders

Copies of our 2010 Annual Report to Stockholders and Proxy Statement are available at www.edocumentview.com/APKT as well as on our website at www.acmepacket.com under the heading “Investor Relations”. Unless we receive contrary instructions in the manner described below, only one copy of our Notice of Internet Availability, Annual Report and Proxy Statement are being sent to stockholders sharing an address. We will deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, and Notice of Internet Availability to any stockholder. In addition, if you share an address with another stockholder and would like to receive a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability, as applicable, in the future, we will do so upon request. In addition, if you share an address with another stockholder and would like to receive only one copy of our Annual Report, we will do so upon request. To receive a copy of our Annual Report, Proxy Statement, and Notice of Internet Availability, to request that separate copies of such materials are delivered in the future or to request that only one copy of such materials be delivered, you may write the Corporate Secretary of Acme Packet at our principal executive offices at 100 Crosby Drive, Bedford, MA 01730-1438 or call the Corporate Secretary of Acme Packet at +1.781.328.4400.

At least one account must continue to receive Annual Reports and Proxy Statements, unless you elect to view future Annual Reports and Proxy Statements over the internet. Mailing of special notices will not be affected by your election to discontinue duplicate mailings of the Annual Report and Proxy Statements.

Electronic Delivery of Proxy Materials and Annual Report to Stockholders

This Proxy Statement and our 2010 Annual Report to Stockholders are available on our website at www.acmepacket.com under the heading “Investor Relations.” Most stockholders can elect to view future Proxy Statements and Annual Reports, as well as vote their shares of our common stock, over the internet instead of receiving paper copies in the mail. This will save us the cost of mailing these documents.

If you are a stockholder of record, you may choose this option by following the instructions provided when you vote via the internet. If you choose to view future Proxy Statements and Annual Reports via the internet, you will receive an electronic mail (“email”) message next year containing the internet address to access our Annual Report and Proxy Statement. Your choice will remain in effect until you call the Company’s Office of Investor Relations at +1.781.328.4790. You do not have to elect internet access each year.

If you hold our common stock through a bank, broker or other holder of record, please refer to the information provided by your bank or broker or other holder of record regarding the availability of electronic delivery. If you hold our common stock through a bank, broker or other holder of record and you have elected electronic access, you will receive information in the proxy materials mailed to you by your bank or broker containing the internet address for use in accessing our Proxy Statement and Annual Report.

Cost of Proxy Solicitation

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Acme Packet by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means.

As required by the Securities and Exchange Commission (“SEC”), we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Stockholder Account Maintenance

Our transfer agent is Computershare Trust Company, N.A. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to the requirements to transfer the Company’s stock and similar issues, can be handled by accessing Computershare’s website at www.computershare.com.

For other Acme Packet information, you can visit our website at www.acmepacket.com. Our principal executive offices are located at 100 Crosby Drive, Bedford, MA 01730-1438. We make our website content available for informational purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this Proxy Statement.

CORPORATE GOVERNANCE

Our Board is committed to being a leader in corporate governance. The Board believes that a commitment to high quality governance practices enhances stockholder value and goes beyond simply complying with applicable requirements. It means adhering to the highest standards of ethics and integrity. To that end, the Board has adopted a number of policies and processes to ensure effective governance of the Board and the Company. Our key governance documents are described below and may be found on our website at www.acmepacket.com under the heading “Investor Relations”. Our website and the information contained therein are not incorporated into this Proxy Statement.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to help fulfill its responsibilities to the Company’s stockholders to oversee the work of management and the Company’s business operations. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the Board is to oversee the work of management and the Company’s business operations;

•	a majority of the members of the Board shall be independent directors;

•	the Board will have complete access to management;

•	the independent directors shall meet regularly in executive sessions;

•	at least annually, the Compensation Committee will perform an evaluation of the performance of the Chief Executive Officer; and

•	at least annually, the Nominating and Corporate Governance Committee shall conduct an evaluation of the performance of the Board.

Our Corporate Governance Guidelines may be found on our website at www.acmepacket.com under the heading “Investor Relations” and are also available in print to any stockholder who requests it by writing to Acme Packet, Inc., Investors Relations, 100 Crosby Drive, Bedford, MA 01730-1438 or by emailing ir@acmepacket.com.

Board Independence

The Corporate Governance Guidelines provide that a majority of the Board shall be independent under Section 10A of the Securities Exchange Act of 1934, the listing standards of the NASDAQ Stock Market and other applicable laws. To be considered independent under these standards, the Board must determine that a director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director will not be considered independent if he or she, or an immediate family member, has been within the last three years:

•	an executive officer of Acme Packet, Inc.;

•	a current partner of Acme Packet, Inc.’s independent registered public accounting firm or a partner or employee of Acme Packet Inc.’s independent registered public accounting firm who personally worked on the Acme Packet, Inc. audit;

•	an executive officer of a public company that has on the compensation committee of its board of directors an executive officer of Acme Packet, Inc.;

•	a paid advisor or consultant to Acme Packet, Inc. receiving in excess of $120,000 per year in direct compensation from Acme Packet, Inc. (other than fees for service as a director); and

•	an employee (or in the case of an immediate family member, an executive officer) of a company that does business with Acme Packet, Inc. and the annual payments to or from Acme Packet, Inc. exceeded the greater of $200,000 or 5% of the other company’s annual gross revenues.

The Board has considered the independence of its members in light of its independence criteria. In connection with its independence considerations, the Board has reviewed Acme Packet Inc.’s relationships with organizations with which our directors are affiliated, and has determined that such relationships were generally established in the ordinary course of business and are not material to us, any of the organizations involved, or our directors. Based on the foregoing, the Board has determined that each director of Acme Packet, Inc. satisfies the criteria and is independent, except for Andrew D. Ory, our President and Chief Executive Officer, Patrick J. MeLampy, our Chief Technology Officer and Robert G. Ory, our Corporate Secretary and Assistant Treasurer. The Board also determined that Michael Thurk, who served as a director during 2010, also satisfied the criteria and was independent.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the Board.

In considering whether to recommend any particular candidate for inclusion on the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria will include the candidate’s skills, expertise, industry and other knowledge and business experience that would be useful to the effective oversight of our business. The Nominating and Corporate Governance Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders wishing to nominate a director candidate may do so by sending the candidate’s name, biographical information and qualifications to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Acme Packet, Inc., 100 Crosby Drive, Bedford, MA 01730-1438. All director nominations should be made in accordance with the provisions set forth in our bylaws. You also may obtain a copy of our bylaws by writing to the Corporate Secretary at the address set forth above.

Nominations for director may be made by a stockholder entitled to vote who complies with the advance notice provision in our bylaws. For our 2012 Annual Meeting of Stockholders, which is expected to be held on May 4, 2012, we must receive this notice either by personal delivery, nationally recognized express mail or United States mail, postage prepaid between October 25, 2011 and November 24, 2011 and the notice must contain the information specified in our bylaws. Pursuant to Rule 14(a)-8 of the

Securities Exchange Act of 1934, as amended, the deadline for submitting stockholder proposals for inclusion in our Proxy Statement and form of proxy for our next Annual Meeting is November 24, 2011. For further information, see “Stockholder Proposals and Director Nominations for our 2012 Annual Meeting” on page 52.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

In June 2006, our Board adopted a Code of Business Conduct and Ethics, or the Code, which applies to our employees, executive officers and members of the Board. The Company strives to apply high ethical, moral and legal principles in every aspect of its business conduct. The Code is a guide for each of our employees, executive officers and members of the Board to follow in meeting these principles. The Code is available on our website at www.acmepacket.com under the heading “Investor Relations”. In addition, we will post on our website all disclosures that are required by law or the listing standards of the NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the Code. During 2010 there were no substantive changes to the Code and no waivers were granted.

Whistleblower Policy

In June 2006, the Board adopted a Policy on Complaints of Accounting, Internal Accounting Controls and Auditing Matters, or a Whistleblower Policy. The Company’s internal controls and operating procedures are intended to prevent, deter and remedy any violation of the applicable laws and regulations that relate to accounting, internal accounting controls and auditing matters. This policy provides protection for employees who provide information, cause information to be provided, or otherwise assist in an investigation which the employee reasonably believes is related to fraud. The Whistleblower Policy is available on our website at www.acmepacket.com under the heading “Investor Relations”. Employees may provide information anonymously via either mail, email or by telephone. If requested, we will endeavor to keep information that has been submitted confidential, subject to any need to conduct an effective investigation and take appropriate action.

Certain Relationships and Related Party Transactions

Related Party Transactions

In March 2007, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a written Related Party Transactions Policy providing for the review and approval or ratification by the Nominating and Corporate Governance Committee of certain transactions or relationships involving Acme Packet, Inc. and its directors, nominees for election as a director, executive officers, holders of more than 5% beneficial ownership of the Company’s common stock and their affiliates. In reviewing a transaction or relationship, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether it is on terms no more favorable than terms generally available to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction. Neither the Board nor any of its committees have approved any related party transaction.

We do not currently provide personal loans to our executive officers or directors.

Communication with the Board

Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board, in care of our Corporate Secretary, Acme Packet, Inc., 100 Crosby Drive, Bedford, MA 01730-1438.

Anyone who has a concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Audit Committee in care of our Corporate Secretary, Acme Packet, Inc., 100 Crosby Drive, Bedford, MA 01730-1438. You may contact the Audit Committee in writing, in care of Acme Packet, Inc. at the address set forth on the first page of this Proxy Statement. Interested parties, including our employees, may also contact the Audit Committee electronically by submitting comments on our website at www.acmepacket.com under the heading “Investor Relations” and then selecting “WhistleBlower HotLine” under the heading “Corporate Governance” or contacting the whistleblower hotline at 1.877.470.8320 or +1.678.999.4546. All such communications will be referred to the Audit Committee and will be tracked and investigated in the ordinary course by the Audit Committee or any designated delegate thereof.

Board and Committee Evaluation Process

The Nominating and Corporate Governance Committee leads an annual assessment of the Board’s performance and of its contribution as a whole. In addition, each committee of the Board annually reviews its performance. The Board views the annual self-assessment reviews as an integral part of its commitment to achieve high levels of the Board and committee performance.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Board of Directors

Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with the executive officers of the Company, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Our Board held 10 meetings during 2010 and acted by written consent once. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. Overall attendance at Board and committee meetings was 97% and attendance was at least 91% for each director at Board and committee meetings.

All directors are generally expected to attend the Annual Meeting of Stockholders, but are not required to do so. At our last Annual Meeting of Stockholders, which was held on May 25, 2010, Messrs. Bowen, Elsbree, Hower, A. Ory and R. Ory attended.

The Board has a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as well as a standing Nominating and Corporate Governance

Committee and Compensation Committee. The table below provides membership information for the Board and each committee as of the date of this Proxy Statement.

Nominating
and Corporate
	Audit	Governance	Compensation

Independent Directors
Gary J. Bowen (lead independent director)	X	X	X
David B. Elsbree	X
Robert C. Hower	X	X	X
J. Russell Muirhead		X	X

Inside Directors
Andrew D. Ory
Patrick J. MeLampy
Robert G. Ory

Mr. Thurk resigned from the Board on September 9, 2010. At the time of his resignation, he was serving on the Audit Committee and the Compensation Committee.

Board Leadership Structure

Our Company is led by Mr. Andrew D. Ory, who has served as our Chief Executive Officer and President and a member of the Board since August 2000. Our lead independent director is Gary J. Bowen. We currently do not have a designated Chairman of the Board.

Of the seven members of our Board, four are independent from management. Gary J. Bowen, as lead independent director, leads the executive sessions of the Board, which are held at each Board meeting. In addition, the independent chair of each standing committee reports to the Board.

Our Board leadership structure reflects our entrepreneurial history and collaborative culture, a structure we believe is currently effective and most suitable for the Company. Our leadership structure is appropriate for our Company given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among Andrew D. Ory, management and the independent directors. The Board believes that the Company’s Chief Executive Officer is best situated to lead the Company because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. As a result, we have a single leader for our Company with oversight of Company operations by experienced independent directors who have appointed a lead director and three independent committee chairs.

Audit Committee

The Audit Committee’s responsibilities include:

•	selecting, retaining, approving the compensation of, and ensuring the independence of our independent registered public accounting firm, including pre-approval of all services performed by our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	overseeing the Company’s financial reporting process;

•	overseeing and monitoring the effectiveness of internal control over financial reporting and disclosure controls and procedures, including the Company’s system to monitor and manage financial statement risk;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	reviewing the Company’s overall anti-fraud programs and overseeing the investigation of allegations of fraud relating to the Company and or any of its officers, directors, or employees;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee Report required by SEC rules.

The members of the Audit Committee are Messrs. Gary J. Bowen, David B. Elsbree (Chair) and Robert C. Hower. Michael Thurk served until his resignation on September 9, 2010. The Board has determined that Mr. Elsbree is an “audit committee financial expert” defined in Item 407(d)(5)(ii) of Regulation S-K. In 2010, the Audit Committee met six times.

The Audit Committee Charter is published on our website at www.acmepacket.com under the heading “Investor Relations” and is also available in print to any stockholder who requests it by writing to Acme Packet, Inc., Investor Relations, 100 Crosby Drive, Bedford, MA 01730-1438 or by emailing ir@acmepacket.com.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation and the compensation structure for our executive officers;

•	evaluating the Chief Executive Officer’s performance, at least annually, and based on these evaluations setting the Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the evaluation process and compensation of our executive officers;

•	overseeing of management’s decisions concerning the performance and compensation of other company officers;

•	overseeing and administering our equity incentive plans;

•	reviewing executive compensation for compliance with Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code; and

•	preparing the annual compensation report and compensation discussion and analysis section of our Proxy Statement.

The members of the Compensation Committee are Messrs. Gary J. Bowen, Robert C. Hower (Chair) and J. Russell Muirhead. Michael Thurk served until his resignation on September 9, 2010. In 2010, the Compensation Committee met 13 times.

While our Board bears the ultimate responsibility for approving compensation of our executive officers, the Compensation Committee assists the Board in discharging these responsibilities. The Compensation Committee also has the authority of the Board with respect to the administration of our equity incentive plans.

In June 2009, the Compensation Committee engaged Pearl Meyer & Partners, an executive compensation consulting firm, to assist with an evaluation of our executive compensation practices, which was used by the Compensation Committee in making decisions regarding our compensation practices in 2010. In 2010, Pearl Meyer & Partners provided similar services to the Compensation Committee, which was used with respect to our compensation practices in 2011. For additional information, see “Executive Compensation—Compensation Discussion and Analysis-Use of Outside Consultants and Peer Groups”.

The Compensation Committee Charter is published on our website at www.acmepacket.com under the heading “Investor Relations” and is also available in print to any stockholder who requests it by writing to Acme Packet, Inc., Investor Relations, 100 Crosby Drive, Bedford, MA 01730-1438 or by emailing ir@acmepacket.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become directors;

•	reviewing with the Board the standards to be applied in making determinations regarding independence of Board members;

•	reviewing and making recommendations to the Board with respect to size, composition and structure of the Board and committees of the Board;

•	developing and recommending to the Board our Code of Business Conduct and Ethics;

•	developing and recommending to the Board Corporate Governance Guidelines;

•	overseeing an annual evaluation of the Board and committees of the Board;

•	reviewing committee compensation and benefits and recommending changes to the Board;

•	developing and recommending to the Board procedures for a stockholder to send communications to the Board;

•	developing and recommending to the Board a policy regarding attendance of directors at the Annual Meeting of the Company’s Stockholders; and

•	providing general advice to the Board on corporate governance matters.

The members of the Nominating and Corporate Governance Committee are Messrs. Gary J. Bowen (Chair), Robert C. Hower and J. Russell Muirhead. Michael Thurk served until his resignation on September 9, 2010. In 2010, the Nominating and Corporate Governance Committee met once.

The Nominating and Corporate Governance Committee Charter is published on our website at www.acmepacket.com under the heading “Investor Relations” and is also available in print to any stockholder who requests it by writing to Acme Packet, Inc., Investors Relations, 100 Crosby Drive, Bedford, MA 01730-1438 or by emailing ir@acmepacket.com.

Board Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee, as opposed to the full Board, receives a report, the Chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. By having each Committee chair and the Board receive reports directly from management as appropriate, the full Board and its committees are able to coordinate the risk oversight role, particularly with respect to risk interrelationships. In 2011, certain members of management began the assessment of the Company’s approach to enterprise risk management to assess the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level. Upon completion, management will inform the Board of its assessment.

When designing the Company’s overall compensation program, the Compensation Committee considers the particular risks the executive officers might be motivated to take to meet the designated performance targets to ensure that the structure does not encourage excessive risk taking. We believe that the current and historical “pay mix” of salary, commissions and short term incentive compensation, as well as long term incentive compensation in the form of equity awards, do not create risks that might otherwise have a material adverse effect on Acme Packet. In arriving at this determination, the Compensation Committee reviewed the executive compensation structure and the compensation structure for the Company as a whole and noted numerous ways in which risk is effectively managed or mitigated.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with our Board, from time to time, the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board.

The Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. In determining the suitability of candidates for the Board, the Nominating and Corporate Governance Committee will take into account an individual’s skills, expertise, industry and other knowledge and business experience that would be useful for the effective oversight of our business.

Board Diversity

Our Corporate Governance Guidelines specify that when determining the suitability of individual Board members, the Nominating and Corporate Governance Committee is to take into account an individual’s skills, expertise, industry and other knowledge and business experience that would be useful to the effective oversight of the Company’s business. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, the Nominating and Corporate Governance Committee believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further our corporate objectives. The Nominating and Corporate Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Nominating and Corporate Governance Committee’s specified qualifications. The Nominating and Corporate Governance Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. The Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria discussed above under “Director Qualifications”. Any stockholder recommendations for director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, in care of Acme Packet, Inc., Corporate Secretary, 100 Crosby Drive, Bedford, MA 01730-1438. In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures.

From time to time, the Board may establish other committees to facilitate the management of our business.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committees serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current or previous members of our Compensation Committee has ever been an employee of Acme Packet, Inc. or any subsidiary of Acme Packet, Inc.

ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

Our full Board consists of seven directors. Pursuant to our Amended and Restated By-laws and our Restated Certificate of Incorporation, our Board is divided into three classes, with one class of directors elected each year for a three year term of office at the Annual Meeting of Stockholders. All directors of a class hold their positions until the Annual Meeting of Stockholders at which their terms of office expire or until their successors have been duly elected and qualified. The current composition of the Board is:

Class I Directors (serving until the 2013 Annual Meeting of Stockholders)	J. Russell Muirhead Andrew D. Ory

Class II Directors (serving until the 2011 Annual Meeting of Stockholders)	Gary J. Bowen Robert C. Hower

Class III Directors (serving until the 2012 Annual Meeting of Stockholders)	David B. Elsbree Patrick J. MeLampy Robert G. Ory

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Messrs. Bowen and Hower for re-election as Class II directors to hold office until the Annual Meeting of Stockholders to be held in 2014 or until their respective successors have been duly elected and qualified. In the event that either of the nominees shall be unable or unwilling to serve as a director, the Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that either of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

Director Qualifications and Review of Director Nominees

Our Nominating and Corporate Governance Committee conducts searches for individuals qualified to become members of our Board and recommends to our Board nominees for election. The Nominating and Corporate Governance Committee reviews with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by the NASDAQ Stock Market and other applicable laws and regulations. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in accordance with the foregoing, proposing the addition of members for purposes of obtaining the appropriate members and skills.

To fulfill its responsibility to indentify and recommend to the Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the

Board and works to attract candidates with those qualifications. In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company, and its stockholders, including the knowledge, experience and integrity of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s demonstrated leadership ability and the ability to exercise sound business judgment; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by the Board and any core competencies or technical expertise necessary to staff committees of the Board. Directors should have a background and experience in areas important to the operations of the Company, and should be individuals of high integrity and independence with substantial accomplishments.

In connection with director nominations, the Nominating and Corporate Governance Committee also considers the nominees’ roles in assisting with our business strategy and overseeing our corporate governance and leadership structure.

Each nominee and current Board member brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, industry background, accounting and finance, and risk assessment. Set forth below is a discussion on certain of the specific skills that qualify each of our current directors and director nominees to serve as a director or to be nominated for re-election.

Gary J. Bowen was selected to serve as a director on our Board due to his extensive knowledge of the industry and his unique experiences managing global sales organizations for large and diverse high-technology companies.

David B. Elsbree was selected to serve as a director on our Board due to his extensive background in public accounting and auditing. Mr. Elsbree qualifies as an “audit committee financial expert” under SEC guidelines.

Robert C. Hower was selected to serve as a director on our Board due to his background in finance, his extensive experience with capital markets transactions and his experience in investing in rapidly-growing, entrepreneurial technology companies.

Patrick J. MeLampy was selected to serve as a director on our Board because of his vast experience in the telecommunications and networking industries. As one of our founders and Chief Technology Officer, he brings insights into the technological direction of the industry and the Company.

Andrew D. Ory was selected to serve as a director on our Board because as one of our founders and Chief Executive Officer, he provides unique insights into the Company’s challenges, opportunities and operations.

Robert G. Ory was selected to serve as a director on our Board because of his significant experience investing in and developing entrepreneurial companies.

J. Russell Muirhead was selected to serve as a director on our Board because of his extensive experience in the academic fields of government, leadership, and public ethics as well as for his insights on global politics and public policy.

Nominees for Election

Class I Directors

Gary J. Bowen, age 64, has served as one of our directors since January 2001 and has been a private investor since 1996. From January 1990 to 1996 he served as Executive Vice President of Field Operations and Chief Marketing Officer of Bay Networks, Inc.

Robert C. Hower, age 46, has served as one of our directors since February 2003. Mr. Hower is a General Partner at Advanced Technology Ventures, a venture capital firm. Prior to joining Advanced Technology Ventures in March 2002, he was a director at BancBoston Ventures, Inc., a venture capital firm, which he joined in February 2000.

Continuing Directors

Continuing Class II Directors

Andrew D. Ory, age 44, is one of the founders of Acme Packet, Inc. and has served as our President and Chief Executive Officer and one of our directors since our inception in August 2000. Mr. Andrew D. Ory is the son of Mr. Robert G. Ory, one of our directors. Prior to founding Acme Packet, Inc., Mr. Andrew D. Ory was one of the founders, as well as the President, Chief Executive Officer and Chairman of the Board of Directors of Priority Call Management, Inc., a producer of network based solutions that allowed service providers to offer prepaid calling, enhanced messaging and one number services, from 1991 until 1999. In 1999, Mr. Andrew D. Ory managed the acquisition of Priority Call Management, Inc. by the LHS Group.

J. Russell Muirhead, age 45, holds an endowed professorship at Dartmouth College, where he teaches courses on ethics, the history of political thought, and American politics. Prior to Dartmouth College, Dr. Muirhead was a faculty member at the University of Texas at Austin, Harvard University, and Williams College.

Continuing Class III Directors

David B. Elsbree, age 63, has served as a one of our directors since November 2006. From June 1981 until May 2004, Mr. Elsbree was a partner with Deloitte & Touche LLP. Mr. Elsbree served in a number of leadership roles in the firm’s high technology practice, including partner in charge of the New England High Technology Practice. Mr. Elsbree is a member of the National Association of Corporate Directors and Financial Executives International.

Patrick J. MeLampy, age 52, is one of the founders of Acme Packet, Inc. and has served as our Chief Technology Officer and one of our directors since our inception in August 2000. Prior to founding Acme Packet, Inc., Mr. MeLampy was one of the founders of and served as the Vice President of Engineering for Priority Call Management, Inc. from 1991 until its sale to the LHS Group in 1999.

Robert G. Ory, age 78, has served as one of our directors since our inception in August 2000. Mr. Robert G. Ory also served as our Treasurer from August 2000 through the completion of our initial public offering. Mr. Robert G. Ory is the father of Mr. Andrew D. Ory, our President and Chief Executive Officer and one of our directors. Mr. Robert G. Ory has served as our Secretary and Assistant Treasurer since October 2006. Prior to joining Acme Packet, Inc., Mr. Robert G. Ory was one of the founders, as well as Treasurer, Clerk and director of Priority Call Management, Inc. from its inception in 1991 through its acquisition by the LHS Group in 1999.

Executive Officers

Our executive officers and their positions are set forth below:

Name	Position(s)

Andrew D. Ory	President and Chief Executive Officer; Director
Patrick J. MeLampy	Chief Technology Officer; Director
Peter J. Minihane	Chief Financial Officer and Treasurer
Dino Di Palma	Senior Vice President Sales and Business Development and Officer
James (Seamus) Hourihan	Senior Vice President Marketing and Product Management and Officer
Erin Medeiros	Senior Vice President of Professional Services and Officer
John F. Shields	Vice President Manufacturing Operations

Peter J. Minihane, age 62, has served as our Chief Financial Officer since September 2008. Prior to joining Acme Packet, Inc., Mr. Minihane was the Chief Financial Officer and Chief Operating Officer of Colubris Networks, Inc., a global provider of intelligent wireless local area networks for enterprises and service providers. Prior to joining Colubris Networks, Inc. in 2007, Mr. Minihane was Chief Financial Officer and Chief Operating Officer of StarBak Communications, Inc. Mr. Minihane is a Certified Public Accountant in the Commonwealth of Massachusetts.

Dino Di Palma, age 43, has served as our Senior Vice President Sales and Business Development and Officer since January 2011. Mr. Di Palma served as our Vice President Sales and Business Development from February 2001 until January 2011. Prior to joining Acme Packet, Inc., he served six years as Manager of Systems Engineering, Vice President of CALA Sales and Vice President Business Development at Sema Priority Call, Inc., a developer and marketer of open, distributed telecommunications solutions for next-generation public networks.

James (Seamus) Hourihan, age 57, has served as our Senior Vice President Marketing and Product Management and Officer since January 2011. Mr. Hourihan served as our Vice President Marketing and Product Management from August 2001 until January 2011. Prior to joining Acme Packet, Inc., Mr. Hourihan was Vice President of Marketing for Pingtel Inc., a provider of session initiation protocol, or SIP, products and technology, from November 1999 to July 2001.

Erin Medeiros, age 37, has served as our Senior Vice President Professional Services and Officer since January 2011. Ms. Medeiros served as our Vice President Professional Services from October 2005 until January 2011. Ms. Medeiros served as our Manager of Systems Engineering from June 2001 to October 2005. Prior to joining Acme Packet, Inc., Ms. Medeiros spent six years in systems engineering at Sema Priority Call, Inc.

John F. Shields, age 47, has served as our Vice President Manufacturing Operations since April 2007 and served as our Director of Manufacturing Operations from May 2002 to March 2007. Prior to joining Acme Packet, Inc., Mr. Shields was Director of Manufacturing for Crescent Networks, Inc. a service edge router company, from August 1999 to April 2002.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2011 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our Named Executive Officers (the individuals that appear on the Summary Compensation Table on page 35); and

•	our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Shares of common stock issuable under options and restricted stock units that are exercisable within 60 days after March 15, 2011 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. On March 15, 2011, the record date, there were 65,782,772 shares of our common stock outstanding.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner	Number	Percentage

5% Stockholders
FMR LLC(1)	5,883,833	8.94%
Bank of America Corporation and related entities(2)	4,631,789	7.04%
Directors and Officers(3)
Gary J. Bowen(4)	938,443	1.43%
Dino Di Palma(5)	163,285	*
David B. Elsbree(6)	63,137	*
James (Seamus) Hourihan (7)	353,601	*
Robert C. Hower(8)	20,526	*
Erin Medeiros(9)	173,303	*
Patrick J. MeLampy(10)	5,169,593	7.85%
Peter J. Minihane(11)	209,688	*
J. Russell Muirhead(12)	9,625	*
Andrew D. Ory(13)	4,653,846	7.06%
Robert G. Ory(14)	1,798,957	2.73%
John F. Shields(15)	88,594	*
All directors and executive officers as a group (12 persons)(16)	13,642,598	20.34%

*	Less than one percent

(1)	The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109. Shares beneficially owned consists of 5,883,433 shares held by FMR LLC. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011.

(2)	The address for Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255. Shares beneficially owned consists of 4,606,313 held by Bank of America Corporation, 4,572,073 shares held by Bank of America, NA, 19,298 shares held by Banc of America Investment Advisors, Inc., and 4,173 shares held by Merrill Lynch, Pierce, Fenner & Smith, Inc.. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011.

(3)	The address of each director and officer stockholder named in the table is c/o Acme Packet, Inc., 100 Crosby Drive, Bedford, MA 01730-1438.

(4)	Shares beneficially owned include 6,250 shares subject to options exercisable within 60 days of March 15, 2011.

(5)	Shares beneficially owned include 163,285 shares subject to options exercisable within 60 days of March 15, 2011.

(6)	Shares beneficially owned include 50,000 shares subject to options exercisable within 60 days of March 15, 2011.

(7)	Shares beneficially owned include 345,626 shares subject to options exercisable within 60 days of March 15, 2011.

(8)	Shares beneficially owned include 12,500 shares subject to options exercisable within 60 days of March 15, 2011.

(9)	Shares beneficially owned include 168,303 shares subject to options exercisable within 60 days of March 15, 2011.

(10)	Shares beneficially owned include 87,355 shares subject to options exercisable within 60 days of March 15, 2011 and 1,592,000 shares owned by the MeLampy-Lawrence Family Trust for the benefit of the minor children of Mr. MeLampy. Mr. MeLampy’s wife is the trustee of The MeLampy-Lawrence Family Trust.

(11)	Shares beneficially owned include 209,688 shares subject to options exercisable within 60 days of March 15, 2011.

(12)	Shares beneficially owned include 3,125 shares subject to options exercisable within 60 days of March 15, 2011.

(13)	Shares beneficially owned include 149,688 shares subject to options exercisable within 60 days of March 15, 2011 and 138,161 shares held by his wife, Linda Hammett Ory. Mr. Ory disclaims beneficial ownership of the shares held by Ms. Ory.

(14)	Shares beneficially owned include 1,393,142 shares owned by The Ory Family Trust for the benefit of the minor children of Andrew D. Ory and Linda Hammett Ory and 125,585 shares held by his wife, Marjorie Ory. Mr. Ory is a trustee of The Ory Family Trust and exercises shared voting and investment control over the shares held by The Ory Family Trust. Mr. Ory and Marjorie Ory are the parents of Andrew D. Ory, our Chief Executive Officer and President and one of our directors and founders. Mr. Ory disclaims beneficial ownership of the shares held by his wife, Marjorie Ory and the shares held by The Ory Family Trust.

(15)	Shares beneficially owned include 83,594 shares subject to options exercisable within 60 days of March 15, 2011.

(16)	Shares beneficially owned include 1,279,414 shares subject to options exercisable within 60 days of March 15, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our common stock with the SEC. Based on our records and other information, we believe that, in 2010, none of our directors, executive officers or 10% stockholders failed to file a required report on time, other than the following transactions: Mr. Hourihan, one of our executive officers, reported a sale of common stock 5 days late and Mr. Bowen, one of our directors, reported a pro rata distribution of our common stock from a partnership of which he is a limited partner 14 days late.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board currently has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to executive officers are similar to those provided to other executive officers of publicly traded companies with similar characteristics as the Company.

Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2010, as well as the other individuals included in the Summary Compensation Table on page 34, are referred to collectively as the Named Executive Officers.

Executive Summary—2010 in Review

Our successful financial results in 2010 were highlighted by record revenue, operating margin, net income and ending cash.

•	Total revenue increased to $231.2 million dollars, up 63% over 2009.

•	Operating margin expanded to 29%, compared to 17% in 2009.

•	Net income increased to $43.0 million, or $0.63 per share on a diluted basis, compared to $17.1 million, or $0.28 per share on a diluted basis in 2009.

•	As of December 31, 2010, we had a record $275 million dollars in cash, cash equivalents and investments, up from $175 million dollars at the end of 2009.

Our non-financial highlights demonstrate the acceleration of new customer adoption to our products.

•	We added over 300 new customers in 2010 and now serve over 1,300 customers in over 100 countries.

•	We now have over 12,000 systems deployed, up from 9,000 systems a year ago.

•	Our solutions are deployed at 90 of the top 100 service providers worldwide and 30 of the Fortune 100.

These achievements represent the continuation of a growth trend over the past two years. We have significantly increased revenue and earnings per share. In 2010, Acme Packet was one of the best performing stocks (with a market capital of at least $1 billion at December 31, 2010) on NASDAQ with a 383% increase in market price per share.

As a result of this strong performance during 2010, our Named Executive Officers overachieved against their target on plan short term incentive compensation. Short term incentive compensation earned by our Named Executive Officers was, on average, 177.5% of their target on plan short term incentive compensation. Our short term incentive compensation and other compensation practices during the year are discussed in more detail later in this Proxy Statement. The Compensation

Committee gives consideration to both our 2010 results and other growth trends in setting compensation targets for 2011, including determinations regarding increases to base salary, short term incentive compensation and long term incentive compensation in the form of equity awards.

Compensation Objectives and Pay for Performance

We believe the compensation for our Named Executive Officers should be consistent with the Company’s strategic goals and our overall goal of increasing stockholder value. “Actual Total Direct Compensation” is comprised of base salary, short term incentive compensation (inclusive of commissions in the case of Dino Di Palma), and the Black-Scholes value of equity grants made to our Named Executive Officers during 2010. In 2010, 75.3% of Actual Total Direct Compensation earned by our Named Executive Officers (including our Chief Executive Officer) was dependent on performance-based elements and 76.0% of Actual Total Direct Compensation paid to our Chief Executive Officer was performance-based.

Compensation Philosophy and Objectives

We believe that the most effective executive compensation program is one that is designed to reward the achievement by the Company of specific quarterly, long term and strategic goals that align executive officers’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers of our peer companies. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long term business plan, to motivate and reward individuals who perform at or above the levels that we expect, and to link a portion of each executive officer’s compensation to the achievement of our business objectives. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executive officers, including the Named Executive Officers, may include salary, commissions and short term incentive compensation, as well as long term incentive compensation in the form of equity awards, that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee approves all compensation decisions for the executive officers of the Company, including equity awards. Decisions regarding the non-equity compensation of other officers are made by the Compensation Committee upon the recommendation of the Chief Executive Officer.

The Chief Executive Officer annually reviews the performance of each Named Executive Officer which process is reviewed and approved by the Compensation Committee. The Chief Executive Officer’s performance is reviewed annually by the Compensation Committee. These performance reviews, in combination with market survey data of our peer companies and a national high technology industry survey, may result in salary and short term incentive increases as well as annual equity award recommendations. The Compensation Committee may accept these recommendations or exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long term incentive based cash and non cash executive compensation to motivate executive officers to achieve the business goals set by the Company and reward the executive officers for achieving such goals.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other changes in job responsibility. Merit based increases to salaries of our Chief Executive Officer are based on the Compensation Committee’s assessment of his performance as well as an assessment of the competitiveness of his compensation relative to the market. Merit based increases to salaries for our executive officers, other than our Chief Executive Officer, are based on our Chief Executive Officer’s assessment of the executive officer’s performance in combination with an assessment of the competitiveness of the Company’s executive officers compensation relative to the market, and the Chief Executive Officer’s recommendations regarding salary increases are reviewed and approved by our Compensation Committee.

A significant percentage of total cash compensation is in the form of short term incentive compensation, which provides for variable cash payments based on the Company’s performance, pursuant to the Company’s “pay for performance” philosophy as described earlier in this Proxy Statement. There is no pre-established policy or target for the allocation between either cash and non cash or short term and long term incentive compensation. When designing compensation arrangements, the Compensation Committee considers the particular risks the executive officers might be motivated to take to meet the designated performance targets to ensure that the structure does not encourage excessive risk taking.

Use of Outside Consultants and Peer Groups

To assist the Compensation Committee in structuring the Company’s annual base salary and short and long term incentive based compensation, the Compensation Committee has, on an annual basis, engaged the services of compensation consultants. From November 2006 through December 2008, the Compensation Committee engaged DolmatConnell & Partners, Inc., an executive compensation consulting firm, to provide periodic reviews and conduct a review of its total compensation program for the Chief Executive Officer and other executive officers. In June 2009, the Compensation Committee engaged Pearl Meyer & Partners, Inc., or PM&P, to provide an update to our group of peer companies and to conduct a competitive market assessment of our compensation programs and practices, which are further discussed below.

In November 2009, PM&P conducted a competitive assessment of our executive compensation program covering seven of Acme Packet’s senior executives, including our Named Executive Officers. Two sources were used to gather data for the assessment. One source was a peer group of twelve publicly-traded firms having similar market capitalization, revenues, products and services. The other source was a survey group which reflected data from a confidential high technology industry survey from a large reputable national vendor. Data from this source reflected executives at similarly sized technology firms. A market composite was calculated reflecting an average of the peer group and the survey group data, referred to as the 2010 Market Composite. The companies included in the PM&P peer group established in 2009, referred to as the 2010 Peer Group, included the following:

Aruba Networks, Inc.	ShoreTel, Inc.
BigBand Networks, Inc.	Sonus Networks, Inc.
Communications Systems, Inc.	Starent Networks, Corp.
Echelon Corporation	Symmetricom, Inc.
Ixia	Westell Technologies, Inc.
Riverbed Technology Inc.	Zhone Technologies, Inc.

In June of 2010, PM&P was again retained to review the Company’s peer group, as the Company’s revenue and market capitalization had grown to the point wherein the revenue and market capitalization of many of the 2010 Peer Group companies were significantly less than the Company’s, and one company, Starent Networks, Corp., had been acquired thereby requiring it to be excluded. Of the twelve firms comprising the 2010 Peer Group, eight firms were excluded for the aforementioned reasons. In turn, six new firms were added to the remaining four firms thereby creating a new peer group of ten U.S. based publicly traded companies, referred to as the 2011 Peer Group. An updated market composite was calculated reflecting an average of the peer group and the survey group data, referred to as the 2011 Market Composite.

The companies comprising the 2011 Peer Group are:

Aruba Networks, Inc.	NetScout Systems, Inc.
Emulex Corp.	Oclaro, Inc.
Infinera Corp.	Riverbed Technology Inc.
Inter Digital Inc.	Sonus Networks Inc.
Ixia	Tekelec

In January 2010 and November 2010, PM&P also provided the Compensation Committee reports with respect to the Company’s compensation practices, including its short and long term incentive programs, which were used in making decisions related to our 2011 compensation practices.

2010 Executive Compensation Components

In 2010, the components of cash compensation for executive officers was the executive officer’s base salary and variable bonus compensation, also referred to as short term incentive compensation. The long term incentive component of our compensation for executive officers is provided through our equity incentive program. The Company competes with many larger companies for top executive level talent. Accordingly, the Compensation Committee generally sets compensation for executive officers between the 50th and 66th percentiles of the 2010 Market Composite as described above. Variations from this target compensation range may occur as a function of the experience level of the individual and market factors.

Base Salary

The Company provides executive officers and other employees with a base salary to compensate them for services rendered during the year. Base salaries for executive officers are determined by his or her position and responsibility with the Company, and the comparison to market data.

In January 2010, the Compensation Committee reviewed the salaries for the Named Executive Officers, based in part on the results of the analyses provided by PM&P in late 2009. The following observations were made from the PM&P’s survey analysis: (i) the base salaries of our Named Executive Officers ranged from the 35th to the 70th percentile of survey data with an average at the 50th percentile; and (ii) target total cash compensation ranged from the 35th to 60th percentile with an average at the 52nd percentile.

Pursuant to a compensation philosophy targeting total cash compensation (base salary and targeted short term incentive compensation, inclusive of commissions in the case of Dino Di Palma) in the range of the 50th to the 66th percentile, salary increase action was recommended. As a result, in 2010 base salary increases for the Named Executive Officers were recommended to the Compensation Committee and subsequently approved. The recommended increases were as follows:

				New Base Salary
	2009	2010	2010 Percentage	Percentile of 2010
Name	Base Salary	Base Salary	Increase	Market Composite

Andrew D. Ory	$400,000	$415,000	3.75%	59th
Patrick J. MeLampy	325,000	335,000	3.10	73rd
Peter J. Minihane	250,000	270,000	8.00	55th
Dino Di Palma	220,000	235,000	6.80	47th
James (Seamus) Hourihan	220,000	230,000	4.50	68th

The recommended increases ranged from 3.75% to 8.00% and averaged 5.23%. As a result of the base salary increases, the resulting target total cash compensation for the Named Executive Officers as of January 2010 ranged from the 53rd percentile through the 68th percentile with an average for the Named Executive Officers at the 63rd percentile, thereby within the 50th through 66th percentile discussed above.

In January 2011, the Compensation Committee reviewed the salaries for the Named Executive Officers, based in part on the results of the analyses provided by PM&P in November 2010. The Company’s competitive posture, in particular as it relates to the cash compensation elements, decreased notwithstanding the 2010 base salary increases. The following observations were made from the PM&P November 2010 survey results: (i) the base salaries of our Named Executive Officers when compared to the 2011 Market Composite ranged from under the 25th percentile to the 60th percentile with an average at the 35th percentile and (ii) target total cash compensation ranged from below the 25th to the 55th percentile with an average at the 33rd percentile.

Based on the results of the 2011 Market Composite, in January 2011 the Compensation Committee approved increases to the base salaries, effective as of January 1, 2011, for each Named Executive Officer as set forth in the table below:

				New Base Salary
	2010	2011	2011 Percentage	Percentile of 2011
Name	Base Salary	Base Salary	Increase	Market Composite

Andrew D. Ory	$415,000	$450,000	8.43%	49th
Patrick J. MeLampy	335,000	350,000	4.48	73rd
Peter J. Minihane	270,000	285,000	5.56	50th
Dino Di Palma	235,000	250,000	6.38	25th
James (Seamus) Hourihan	230,000	240,000	4.35	25th

Short Term Incentive Compensation in 2010

In formulating our short term incentive compensation program for 2010, on January 28, 2010, the Compensation Committee recommended, and the Board approved, the 2010 Executive Bonus Plan, or the 2010 Bonus Plan. The 2010 Bonus Plan provided for the payment of quarterly cash bonuses based on an individual targeted amount for each executive officer, ranging from 10% to 60% of the executive officer’s annual base salary, or the 2010 On Target Bonus. The 2010 Bonus Plan was a discretionary program designed to reward each participant in accordance with the Company’s financial success. In order to be eligible for bonus payment, the participant had to be employed as of the date the bonus payment was made for that quarter.

The 2010 Bonus Plan had three financial targets, or thresholds, which the Company had to meet in order for a bonus payment to be made. These targets include (1) a certain level of achievement of the Company’s year to date quarterly bookings; (2) a certain level of achievement of the Company’s quarterly revenue goal; and (3) a certain level of achievement of the Company’s quarterly non-GAAP income from operations goal. In order to receive any payment during the respective quarter, the Company had to achieve at least: (1) 90% of the year to date bookings goal; (2) 90% of the quarterly revenue goal; and (3) 90% of the quarterly non-GAAP income from operations goal.

If any of the targets were not met for the quarter, then no payment would have been made. If at least 90% of the year to date bookings goal, 90% of the quarterly revenue goal and 90% of the quarterly non-GAAP income from operations goal was achieved for the respective quarter, then the amount of the bonus to be earned by each executive for that quarter would have been as follows: (i) if 90% of the quarterly non-GAAP income for operations goal was attained, then the bonus payment would have been equal to 80% of the On Target Bonus; (ii) if greater than 90% but less than 100% of the quarterly non-GAAP income from operations goal was attained, then the bonus payment would have been equal to 80% of the On Target Bonus, plus 2% of the On Target Bonus for each 1% increase in the non-GAAP income from operations goal attained; (iii) if 100% and up to 105% of the quarterly non-GAAP income from operations goal is attained, then the On Target Bonus percentage shall be the same percentage of goal attained; (iv) if greater than 105% and up to 110% of the quarterly non-GAAP income for operations goal was attained, then the bonus payment would have been equal to 105% of the On Target Bonus, plus a percentage of the On Target Bonus equal to 1.5 times the percentage of the goal attained in excess of 105% and up to 110% and (v) if more than 110% of the quarterly non-GAAP income from operations goal was attained, then the bonus payment would have been equal to 105% of the On Target Bonus, plus a percentage of the On Target Bonus equal to 1.5 times the percentage of the goal attained in excess of 105% and up to 110%, plus a percentage of the On Target Bonus equal to two times the percentage of the goal attained in excess of 110%.

The financial targets were established in conjunction with the Company’s annual budget process. The targeted goals were set with a reasonable level of difficulty that required that the Company and its executive officers perform at a high level in order to meet the goals and the likelihood of attaining these goals was not assured.

The table below sets forth the bonus earned by each Named Executive Officer for each quarter in 2010:

	First	Second	Third	Fourth
Name	Quarter	Quarter	Quarter	Quarter

Andrew D. Ory	$86,707	$100,594	$111,781	$142,901
Patrick J. MeLampy	69,993	81,203	90,233	115,354
Peter J. Minihane	47,010	54,539	60,604	77,476
Dino Di Palma	18,412	21,361	23,737	30,345
James (Seamus) Hourihan	32,036	37,167	41,301	52,799

In each of the four quarters of 2010, the Company exceeded all of the relevant targets. As a result, for 2010, each Named Executive Officer earned 177.5% of their 2010 On Target Bonus.

Short Term Incentive Compensation in 2011

In formulating the short term incentive compensation plan for 2011, the short term incentive element of executive compensation increased in order to ensure that 2011 target total cash compensation was consistent with the Company’s core compensation philosophy and the compensation practices of those firms included in the 2011 Market Composite.

The following table illustrates other relative percentages of short term cash incentives as a percentage of each Named Executive Officer’s base salary for 2010 as compared to 2011, as well as the resulting percentile of the 2011 target total cash compensation for each Named Executive Officer:

	2010 Short Term	2011 Short Term
	Incentive	Incentive	2011 Target Total
	Compensation Target	Compensation Target	Cash Compensation
	as a Percentage of	as a Percentage of	Percentile of 2011
Name	Base Salary	Base Salary	Market Composite

Andrew D. Ory	60%	85%	46th
Patrick J. MeLampy	60	80	59th
Peter J. Minihane	50	60	53rd
Dino Di Palma	90	100	75th
James (Seamus)	40	50	25th
Hourihan

On average, the new 2011 target total cash compensation against the 2011 Market Composite is at the 52nd percentile, which is within the range of our compensation philosophy.

In furtherance of the foregoing, in January 2011, the Compensation Committee adopted the 2011 Executive Bonus Plan, or 2011 Bonus Plan, which contains provisions similar to the 2010 Bonus Plan. The 2011 Bonus Plan provides for the payment of quarterly cash bonuses based on an individual targeted amount for each executive officer, ranging from 12.5% to 85% of the executive officer’s 2011 annual base salary, or the 2011 On Target Bonus. The 2011 Bonus Plan is a discretionary program designed to reward each participant in accordance with the Company’s financial success. In order to be eligible for bonus payment, the participant must continue to be employed as of the date the bonus payment is made for that quarter.

The 2011 Bonus Plan has three financial targets, or thresholds, which the Company must meet. These targets include: (1) a certain level of achievement of the Company’s year to date quarterly bookings goal; (2) a certain level of achievement of the Company’s quarterly revenue goal and (3) a certain level of achievement of the Company’s quarterly non-GAAP income from operations goal. In order to receive any payment during the respective quarter, the Company must achieve at least: (1) 90% of the year to date bookings goal; (2) 90% of the quarterly revenue goal; and (3) 90% of the quarterly non-GAAP income from operations goal.

If any of the targets are not met for the quarter, then no payment will be made. If at least 90% of the year to date bookings goal, 90% of the quarterly revenue goal and 90% of quarterly non-GAAP income from operations goal is achieved for the respective quarter, then the amount of the bonus to be earned by each executive for that quarter will be as follows: (i) if 90% of the quarterly non-GAAP income from operations goal is attained, then the bonus payment shall be equal to 80% of the On Target Bonus; (ii) if greater than 90% but less than 100% of the quarterly non-GAAP income from operations goal is attained, then the bonus payment shall be equal to 80% of the On Target Bonus, plus 2% of the On Target Bonus for each 1% increase in the non-GAAP income from operations goal attained from 80% to 100%; (iii) if the attainment is 100% to 105% of the quarterly non-GAAP income from operations goal, then the On Target Bonus percentage shall be the same percentage of goal attained; (iv) if the attainment is greater than 105% and up to 110% of the quarterly non-GAAP income for operations goal, then the bonus payment shall be equal to 105% of the On Target Bonus, plus a percentage of the On Target Bonus equal to 1.5 times the percentage of the goal attained in excess of 105% and up to 110% and (v) if the attainment is more than 110% of the quarterly non-GAAP income from operations goal, then the bonus payment shall be equal to 105% of the On Target Bonus, plus a percentage of the On Target Bonus equal to 1.5 times the percentage of the goal attained in excess of 105% and up to 110%, plus a percentage of the On Target Bonus equal to two times the percentage of the goal attained in excess of 110%.

Equity Incentive Program

As we are in a growth phase of our business, the Compensation Committee believes that stock options provide a powerful incentive to our executive officers.

The Equity Incentive Program assists the Company to:

•	enhance the link between the creation of stockholder value and long term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives officers; and

•	maintain competitive levels of total compensation.

The Compensation Committee considers stock options to be an important and complementary component of the total compensation package available to executive officers as stock option awards align long term corporate performance with the total compensation of each of our executive officers.

Overview of Equity Incentive Program

Generally, a significant stock option grant is made in the year when an executive officer commences employment with the Company. This grant is made within our guidelines for new hire grants, consistent with the executive officer’s position. The size of each grant is generally set at a level that the

Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the grant guidelines, the individual’s position with us and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion. Adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the environment in which we operate.

Subsequent option grants to executive officers may be made at varying times and in varying amounts at the discretion of the Compensation Committee. In 2011, 2010 and 2009, they were made during our annual review cycle. The Compensation Committee considers replenishment grants for existing employees, including our executive officers, who have completed approximately one year of service since their date of hire or last merit-based stock option grant. Each executive officer’s performance during the prior year is measured during the review process, but corporate performance is also considered when follow on options are granted. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in the Company’s employ. The option will provide a return to the executive officer only if he or she remains in our employ, and then only if the market price of our common stock increases over the option term.

Newly hired employees, including executive officers, are awarded such options at the next regularly scheduled Compensation Committee meeting on, or following, their hire date.

Options are awarded at the NASDAQ Global Select Market’s closing price of our common stock on the date of the grant. The grant date in connection with equity awards authorized by the Board or the Compensation Committee may only occur at a meeting held on the first Tuesday of any calendar month and the grant price would be price of the Company’s common stock at the close of business on the date of such meeting, unless there is a “blackout period” then in effect under the Company’s Insider Trading Policy. In the event that the Board or Compensation Committee meeting is held during a “blackout period”, the grant date in connection with any equity awards authorized by the Board or the Compensation Committee at such meeting would be the close of business on the first date following such meeting when the “blackout period” is no longer in effect under the Company’s Insider Trading Policy (typically, the close of business on the second trading day after the Company issues a press release that publicly disclosed the matters that caused there to be a “blackout period”.)

The majority of the options granted by the Compensation Committee vest at a rate of 25% after one year from date of hire or date of grant and 6.25% each quarter thereafter over the next three years of the seven year life of the underlying option term. Therefore, the shares underlying the option are fully vested within four years of the date of grant. Vesting ceases upon termination of employment, except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

On January 28, 2010, the Compensation Committee also approved a new form of stock option agreement for the Company’s executive officers, including its Named Executive Officers, whereby if, before the stock options have vested, there is a change in control of the Company and within 365 days of the change of control the holder of the stock options (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his or her employment following a relocation of the holder’s principal place of business that increases the holder’s commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then one hundred percent (100%) of the then unvested stock options shall vest.

Equity Grants

In 2010, each of our executive officers received stock option awards. The Compensation Committee considers replenishment grants for existing employees, including our executive officers, who have completed approximately one year of service since their date of hire or last merit based stock option grant. Each executive officer’s performance during the prior year is measured during the review process, but corporate performance is also considered when follow on options are granted.

In making decisions with respect to stock option awards to our executive officers for 2010, the Compensation Committee considered the PM&P report on long term incentive guidelines presented in January 2010. The Compensation Committee desired to target the 65th percentile Black-Scholes value for the aggregate number of equity awards granted to the executive officer team; however, each individual executive officer would not necessarily receive this target percentile of stock option awards. In addition, the Compensation Committee decided to continue its practice of granting equity awards in 100% stock options, rather than a mix of stock options and time based or performance-based restricted stock.

In making decisions with respect to stock option awards to our executive officers for 2011, the Compensation Committee considered the reports provided by PM&P in November 2010, entitled “Long-Term Incentives: Impact of Alternative Equity Mixes on Acme Packet, Inc.’s Share Usage.” The Compensation Committee also compared each executive’s stock option award history with the stock option award history of each executive’s comparable position in each company in the Compensation Peer Group. The Compensation Committee considered each executive officer’s stock option history, both individually and relative to other executive officers, as well as the individual performance of each executive officer. Finally, the Compensation Committee considered the overall value of the stock options, given the rise of the Company’s stock price from $13.04, the closing price of the Company’s common stock on February 4, 2010, to $66.55, the closing price of the Company’s common stock on February 3, 2011, each the respective grant dates in 2010 and 2011. The Compensation Committee considers the value derived from the Black-Scholes stock option valuation methodology when determining stock option grants.

The table below sets forth the stock option awards for each Named Executive Officer in 2010 and 2011:

Name	2010	2011

Andrew D. Ory	131,000	75,000
Patrick J. MeLampy	87,000	50,000
Peter J. Minihane	87,000	30,000
Dino Di Palma	87,000	30,000
James (Seamus) Hourihan	61,000	25,000

In February 2008, the Committee approved the issuance of restricted stock unit, or RSUs, awards to certain of our executive officers pursuant to our 2006 Equity Incentive Plan. The restricted stock unit awards for the executive officers in February 2008 ranged from 15,000 stock units to 25,000 stock units. Fifty percent of the RSUs granted were performance-based and fifty percent were time vested.

On January 28, 2010, the Compensation Committee determined that the performance-based criteria underlying the restricted stock units granted in 2008 were not met therefore all of the performance-based restricted stock units held by our Named Executive Officers were forfeited. With respect to the time vested RSUs, the third and final vesting interval occurred on February 12, 2011.

None of our executive officers received restricted stock unit awards in 2011, 2010 or 2009. At this time, the Compensation Committee has decided not to issue restricted stock units to the Company’s Named Executive Officers.

Ownership Guidelines

The Company currently does not require its directors or executive officers to own a particular amount of its common stock. The Compensation Committee is satisfied that stock, stock option, and restricted stock unit holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interest with those of our stockholders.

Retirement and Other Benefits

We maintain a deferred savings retirement plan for our United States employees. The deferred savings retirement plan is intended to qualify as a tax qualified plan under Section 401K of the Internal Revenue Code. Contributions to the deferred savings retirement plan are not taxable to employees until withdrawn from the plan. The deferred savings retirement plan provides that each participant may contribute up to 90% of his or her pre tax compensation up to a statutory limit, which in both 2011 and 2010 is $16,500 (or $22,000 if the participant was over the age of 50 at the end of the year). Under the plan, each employee is fully vested in his or her deferred salary contributions. The deferred savings retirement plan also permits the Company to make additional discretionary contributions, subject to established limits and a vesting schedule. To date, the Company has not made any discretionary contributions.

Perquisites and Other Personal Benefits

Our executive officers participate in the same group insurance and employee benefit plans as our other employees. At this time, we do not provide special benefits or other perquisites to our executive officers.

Deductibility of Executive Compensation

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For 2010, no executive officer received executive compensation under Section 162(m) of the Internal Revenue Code in excess of $1,000,000.

Summary Compensation Table

The following table sets forth information concerning the annual and long term compensation for services, in all capacities, to the Company for the years ended December 31, 2010, 2009 and 2008 of those persons who served as our principal executive officer, and our principal financial officer and our other three most highly compensated executive officers for the year ended December 31, 2010. We refer to our principal executive officer, principal financial officer and the other three highly compensated executive officers throughout this Proxy Statement collectively as our “Named Executive Officers”:

						Non-Equity
						Incentive Plan	All Other
		Salary		Stock	Option	Compensation	Compensation
Name and Principal Position	Year	(1)		Awards	Awards	(2)	(3)	Total

Andrew D. Ory	2010	$415,000		—	$869,801	$441,983	$1,808	$1,728,592
President and Chief	2009	400,000		—	322,875	387,137	1,544	1,111,556
Executive Officer	2008	400,000		$94,750	94,638	—	733	590,121
Patrick J. MeLampy	2010	335,000		—	577,654	356,783	2,155	1,271,592
Chief Technology Officer	2009	325,000		—	212,250	314,548	1,669	853,467
	2008	325,000		75,800	63,092	—	826	464,718
Peter J. Minihane(4)	2010	270,000		—	577,654	239,629	3,541	1,090,824
Chief Financial Officer	2009	250,000		—	215,250	201,634	2,295	669,179
and Treasurer	2008	64,610		—	867,690	—	484	932,784
Dino Di Palma	2010	460,149	(5)	—	577,654	93,855	998	1,132,656
Senior Vice President Sales	2009	401,106	(5)	—	215,250	79,848	824	697,028
and Business Development	2008	346,960	(5)	56,850	47,319	—	738	451,867
and Officer
James (Seamus) Hourihan	2010	230,000		—	405,022	163,303	2,143	800,468
Senior Vice President	2009	220,000		—	150,675	141,950	1,501	514,126
Marketing and Product	2008	220,000		56,850	47,319	—	969	325,138
Management and Officer

(1)	Amounts reflect base salary before pre tax contributions and are reported in the years earned, even if paid subsequent to the end of the year reported.

(2)	These amounts represent amounts earned in the year reported.

(3)	These amounts represent group term life insurance and long term disability premiums paid on behalf of our Named Executive Officers in the year reported.

(4)	Mr. Minihane commenced employment with the Company in September 2008.

(5)	This amount represents both salary and commissions earned in the year reported.

Grants of Plan Based Awards

The table set forth below provides information regarding grants of plan based awards made during 2010 to the Named Executive Officers:

						All Other	Exercise
						Option	or Base
						Awards:	Price of	Date Fair
		Date of	Estimated Future Payouts			Number of	Option	Value of
		Compensation	Under Non-Equity Incentive			Securities	Awards	Stock and
	Grant	Committee	Plan Awards Grants			Underlying	(per	Option
Name	Date	Action	Threshold	Target	Maximum	Options	Share)	Awards

Andrew D. Ory	1/29/10	1/29/10	—	$249,000	—	—	—	—
	2/4/10	1/28/10	—	—	—	131,000	$13.04	$869,801
Patrick J. MeLampy	1/29/10	1/29/10	—	201,000	—	—	—	—
	2/4/10	1/28/10	—	—	—	87,000	13.04	577,654
Peter J. Minihane	1/29/10	1/29/10	—	135,000	—	—	—	—
	2/4/10	1/28/10	—	—	—	87,000	13.04	577,654
Dino Di Palma	1/29/10	1/29/10	—	52,875	—	—	—	—
	2/4/10	1/28/10	—	—	—	87,000	13.04	577,654
James (Seamus) Hourihan	1/29/10	1/29/10	—	92,000		—	—	—
	2/4/10	1/28/10	—	—	—	61,000	13.04	405,022

Outstanding Equity Awards at December 31, 2010

The table set forth below provides all outstanding equity awards for each Named Executive Officer as of December 31, 2010:

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout
			Plan					Awards:	Value of
			Awards:				Market	Number of	Unearned
	Number of	Number of	Number of				Value of	Unearned	Shares, Units
	Securities	Securities	Securities			Number of	Shares or	Shares, Units	or Other
	Underlying	Underlying	Underlying			Shares or	Units of	or Other	Rights That
	Unexercised	Unexercised	Unexercised	Option	Option	Units That	Stock That	Rights That	Have Not
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Vested
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	(1)

Andrew D. Ory	20,625	9,375	—	$7.58	2/12/15	—	—	—	—
	65,625	84,375	—	4.35	2/10/16	—	—	—	—
	—	131,000	—	13.04	2/4/17	—	—	—	—
	—	—	—	—	—	—	—	4,167	$221,518
Patrick J. MeLampy	13,750	6,250	—	7.58	2/12/15	—	—	—	—
	31,417	56,250	—	4.35	2/10/16	—	—	—	—
	—	87,000	—	13.04	2/4/17	—	—	—	—
	—	—	—	—	—	—	—	3,334	177,235
Peter J. Minihane	108,750	131,250	—	6.42	9/18/15	—	—	—	—
	43,750	56,250	—	4.35	2/10/16	—	—	—	—
	—	87,000	—	13.04	2/4/17	—	—	—	—
Dino Di Palma	26,659	—	—	0.55	1/19/15	—	—	—	—
	30,000	—	—	0.85	11/23/15	—	—	—	—
	50,000	—	—	1.00	12/23/15	—	—	—	—
	10,313	4,687	—	7.58	2/12/15	—	—	—	—
	43,750	56,250	—	4.35	2/10/16	—	—	—	—
	—	87,000	—	13.04	2/4/17	—	—	—	—
	—	—	—	—	—	—	—	2,500	132,900
James (Seamus) Hourihan	73,750	—	—	0.20	8/29/11	—	—	—	—
	30,000	—	—	0.20	9/17/12	—	—	—	—
	30,000	—	—	0.85	11/23/15	—	—	—	—
	150,000	—	—	1.00	12/23/15	—	—	—	—
	10,313	4,687	—	7.58	2/12/15	—	—	—	—
	30,625	39,375	—	4.35	2/10/16	—	—	—	—
	—	61,000	—	13.04	2/4/17	—	—	—	—
	—	—	—	—	—	—	—	2,500	132,900

(1)	These amounts are equal to the closing price of our common stock on the NASDAQ Global Select Market as of December 31, 2010 of $53.16 multiplied by the number of shares that have not yet vested as of December 31, 2010.

Option Exercises and Stock Vested

The table set forth below provides information related to option exercises and stock awards vested for each Named Executive Officer for the year end December 31, 2010:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise(1)	Acquired on Vesting	on Vesting(2)

Andrew D. Ory	300,000	$2,775,000	4,167	$61,755
Patrick J. MeLampy	312,333	3,616,986	3,333	49,395
Peter J. Minihane	60,000	1,966,064	—	—
Dino Di Palma	280,000	8,765,590	2,500	37,050
James (Seamus)	—	—	2,500	37,050
Hourihan

(1)	These amounts are equal to the number of shares exercised multiplied by the difference between the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise and the exercise price of the options.

(2)	These amounts are equal to the closing price of our common stock on the NASDAQ Global Select Market on the vesting date multiplied the number of shares vested.

Equity Compensation Plan Information

The table set forth below provides equity compensation plan information as of December 31, 2010:

	Number of Shares	Weighted Average	Number of
	To be Issued	Exercise Price	Shares Remaining
	Upon Exercise of	of Outstanding	Available For
Plan Category	Outstanding Options	Options	Future Issuance

Equity compensation plans approved by stockholders	10,206,040	$10.47	423,477
Equity compensation plans not approved by stockholders	—	—	—

Total	10,206,040	$10.47	423,477

Employment Agreements, Potential Payments Related to Transition or Separation Agreements and Potential Payments Upon Termination or Change in Control

We do not have formal employment agreements with Messrs. A. Ory, MeLampy, Minihane, Di Palma, or Hourihan. The initial compensation for each of our Named Executive Officers was set forth in an offer letter that we executed with each of them at the time their employment commenced with us. Each offer letter provides that the Named Executive Officers’ employment with us is on an at will basis. Other than as described below, we do not have a formal policy or any agreements providing severance or any post termination benefits to its Named Executive Officers.

Change in Control Provisions

Pursuant to his restricted stock unit and non-qualified stock option agreements, both dated February 12, 2008, Andrew D. Ory, a director and our President and Chief Executive Officer, will vest in

50% of his option shares and restricted stock units if, within one year following a change in control of our company, (i) he experiences any adverse change in authority, duty or responsibility, (ii) he terminates his employment following a relocation by more than fifty (50) miles of our principal place of business, or (iii) he is terminated without cause. Pursuant to his stock option agreement dated February 10, 2009, if there is a change in control and within 365 days of the change of control Andrew D. Ory (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then fifty percent (50%) of the then unvested stock options shall vest.

Pursuant to his restricted stock unit and non-qualified stock option agreements, both dated February 12, 2008, Patrick J. MeLampy, a director and our Chief Technology Officer, will vest in 50% of his then unvested option shares and restricted stock units if, within one year following a change in control of our company, (i) he experiences any adverse change in authority, duty or responsibility, (ii) he terminates his employment following a relocation of our principal place of business by more than fifty (50) miles, or (iii) he is terminated without cause. Pursuant to his non-qualified stock option agreement dated February 10, 2009, if there is a change in control and within 365 days of the change of control Patrick J. MeLampy (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then fifty percent (50%) of the then unvested stock options shall vest.

Pursuant to his non-qualified stock option agreement dated September 18, 2008, Peter J. Minihane, our Chief Financial Officer and Treasurer, will vest in 50% of his then unvested option shares upon a change in control of our company and will vest in full if, within one year following a change in control of our company, (i) he experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of our principal place of business by more than fifty (50) miles, or (iii) is terminated without cause. Pursuant to his non-qualified stock option agreement dated February 10, 2009, if there is a change in control and within 365 days of the change of control Peter J. Minihane (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then fifty percent (50%) of the then unvested stock options shall vest.

Pursuant to his restricted stock unit and non-qualified stock option agreements, both dated February 12, 2008, Dino Di Palma, our Senior Vice President of Sales and Business Development, will vest in 50% of his then unvested option shares and restricted stock units if, within one year following a change in control of our company, (i) he experiences any adverse change in authority, duty or responsibility, (ii) he terminates his employment following a relocation of our principal place of business by more than fifty (50) miles, or (iii) he is terminated without cause. Pursuant to his non-qualified stock option agreement dated February 10, 2009, if there is a change in control and within 365 days of the change of control Dino Di Palma (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then fifty percent (50%) of the then unvested stock options shall vest.

Pursuant to his restricted stock unit and non-qualified stock option agreements, both dated February 12, 2008, James (Seamus) Hourihan, our Senior Vice President of Marketing and Product Management, will vest in 50% of his then unvested option shares and restricted stock units if, within one year of a change in control of our company, (i) he experiences any adverse change in authority, duty or responsibility, (ii) he terminates his employment following a relocation of our principal place of business by more than fifty (50) miles, or (iii) he is terminated without cause. Pursuant to his non-qualified stock option agreement dated February 10, 2009, if there is a change in control and within 365 days of the change of control James (Seamus) Hourihan (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then fifty percent (50%) of the then unvested stock options shall vest.

On February 4, 2010, each of the Named Executive Officers entered into non-qualified stock option agreements, whereby if there is a change in control and within three hundred sixty-five (365) days of the change of control each of the Named Executive Officers (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then one hundred percent (100%) of the then unvested stock options shall vest.

The table set forth below describes the potential benefits payable to each Named Executive Officer assuming the Named Executive Officer’s employment had terminated under various scenarios on December 31, 2010 (the last business day of 2010).

			Voluntary
			Termination
			Following a
		Material Adverse	Change in
		Change in	Control and a
		Authority of	Relocation of	Termination
		Responsibility	the Principal	without Cause
		Following a	Place of Business	Following a
	Change in	Change in	by More than	Change in
	Control	Control	50 miles	Control
Name	(1)	(2)	(2)	(2)

Andrew D. Ory	—	$7,639,307	$7,639,307	$7,639,307
Patrick J. MeLampy	—	5,094,246	5,094,276	5,094,276
Peter J. Minihane	$3,067,313	10,997,846	10,997,846	10,997,846
Dino Di Palma	—	5,036,488	5,036,488	5,036,488
James (Seamus) Hourihan	—	3,581,534	3,581,534	3,581,534

(1)	Represents the number of shares that will vest upon a change in control multiplied by the market price of our common stock on the NASDAQ Global Select Market at December 31, 2010 ($53.16), less the exercise price of such option or purchase price of such restricted shares.

(2)	Represents the number of shares that will vest upon a change of control and the specific criteria having been met within a one year period, multiplied by the market price of our common stock on the NASDAQ Global Select Market at December 31, 2010 ($53.16), less the exercise price of such option or purchase price of such restricted shares.

On February 3, 2011, each of the Named Executive Officers entered into non-qualified stock option agreements, whereby if there is a change in control, and within 365 days of the change of control the Named Executive Officers (i) experiences any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then one hundred percent (100%) of the then unvested stock options shall vest.

Director Compensation

Non employee directors are eligible to participate in our 2006 Director Option Plan. Pursuant to this plan, each non employee director is eligible to receive an option to purchase a number of shares of common stock upon his initial appointment or election to the Board. Non employee directors are also eligible to receive an option to purchase a number of shares of common stock at each year’s Annual Meeting of Stockholders at which he serves as a director. The fair value of each option is determined by the Board using a generally accepted option pricing valuation methodology, such as the Black-Scholes model, with such modifications as it may deem appropriate to reflect the fair value of such options. All options will vest in a series of four equal quarterly installments, with the first quarterly installments becoming exercisable on the first day of the first calendar quarter after the grant date and an additional quarterly installment becoming exercisable on the first day of each calendar quarter thereafter until the option has become exercisable in full, so long as the option holder continues to serve as a director on such vesting date. Each option will terminate upon the earlier of ten years from the date of grant or three months after the optionee ceases to serve as a director. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.

At our 2010 Annual Meetings of Stockholders, which was held on May 25, 2010, we granted each of our non employee directors who continued to serve as a director after the meeting an option to purchase 12,500 shares of our common stock pursuant to our 2006 Director Option Plan. The options are exercisable in a series of four equal quarterly installments, with the first of such quarterly installments becoming exercisable on July 1, 2010 and each additional quarterly installment becoming exercisable on the first day of each calendar quarter thereafter until the options become exercisable for all of the shares of common stock underlying the option. Upon a change of control of the Company, the options granted in 2010 will automatically accelerate so that the underlying shares will be immediately exercisable.

During 2010, we provided cash compensation to Gary J. Bowen, David B. Elsbree, Michael Thurk and Robert C. Hower for their services as non employee directors. Messrs. Bowen, Elsbree, Hower, and Thurk are the only Board members who received cash compensation for Board services rendered, as Patrick J. MeLampy, Andrew D. Ory and Robert G. Ory are each an employee of the Company. We have not provided cash compensation to any other director for his services as a director; however non employee directors are reimbursed for reasonable travel and other expenses incurred in connection with attending a meeting of the Board and its committees.

Mr. Elsbree was provided cash compensation as follows for the year ended December 31, 2010:

•	An annual retainer of $27,500 for his role on the Board;

•	An annual retainer of $7,500 for his role as Chairman of the Audit Committee;

•	An annual retainer of $1,000 for his availability for telephonic meetings of the Board; and

•	Additional payments for attending meetings of the Audit Committee in the amount of $1,500 for each in person meeting; and

•	Additional payments for attending meetings of the Board in the amount of $1,000 for each in person meeting.

Mr. Thurk was provided cash compensation as follows for the year ended December 31, 2010, reflecting payments until his resignation from the Board in September 2010:

•	A prorated portion of an annual retainer of $13,750 for his role on the Board;

•	A prorated portion of an annual retainer of $3,750 for his role as the Chairman of the Compensation Committee;

•	A prorated portion of an annual retainer of $500 for his availability for telephonic meetings of the Board;

•	Additional payments for attending meetings of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in the amount of $1,000 for each in person meeting; and

•	Additional payments for attending meetings of the Board in the amount of $1,500 for each in person meeting.

Mr. Bowen was provided cash compensation as follows for the year ended December 31, 2010:

•	An annual retainer of $27,500 for his role on the Board;

•	An annual retainer of $7,500 for his role as the Chairman of the Nominating and Corporate Governance Committee;

•	An annual retainer of $1,000 for his availability for telephonic meetings of the Board;

•	Additional payments for attending meetings of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in the amount of $1,000 for each in person meeting; and

•	Additional payments for attending meetings of the Board in the amount of $1,500 for each in person meeting.

Mr. Hower was provided prorated cash compensation as follows for the year ended December 31, 2010, reflecting his receipt of cash payments for director compensation commencing in October 2010:

•	A prorated portion of an annual retainer of $6,875 for his role on the Board;

•	A prorated portion of an annual retainer of $250 for his availability for telephonic meetings of the Board;

•	A prorated portion of an annual retainer of $1,875 for his role as the Chairman of the Compensation Committee;

•	Additional payments for attending meetings of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in the amount of $1,000 for each in person meeting; and

•	Additional payments for attending meetings of the Board in the amount of $1,500 for each in person meeting.

The following table sets forth information regarding compensation paid to our non employee directors for the year ended December 31, 2010:

	Fees Earned or	Option
Name	Paid in Cash	Awards(2)(3)	Total

Gary J. Bowen	$52,000	$190,554	$242,554
David B. Elsbree	48,500	190,554	239,054
Robert C. Hower	12,500	190,544	203,054
Michael Thurk(1)	23,000	190,544	213,554

(1)	Michael Thurk resigned as a member of the Board on September 9, 2010.

(2)	Represents stock option to purchase 12,500 shares of our common stock at an exercise price of $26.69. Amounts were calculated using Accounting Standards Codification 718: Compensation-Stock Compensation. The grant date fair value of these awards was $15.2443 per share.

(3)	The aggregate number of outstanding unexercised stock option awards at December 31, 2010 (all of which will be vested by the 2011 Annual Meeting) is shown below:

Outstanding
Name	Stock Options

Gary J. Bowen	6,250
David B. Elsbree	62,500
Robert C. Hower	12,500
Michael Thurk	—

The following table sets forth information regarding cash compensation paid to our non employee directors for the year ended December 31, 2010:

		Basic	Supplemental
		Annual	Annual	Meeting
Director	Role s During 2010	Retainer	Retainer	Fees	Total

Gary J. Bowen	Compensation Committee Member, Nominating and Corporate Governance Committee Chairman	$27,500	$8,500	$16,000	$52,000
David B. Elsbree	Audit Committee Chairman	27,500	8,500	12,500	48,500
Robert C. Hower	Audit Committee Member, Compensation Committee Chairman and Nominating and Corporate Governance Committee Member	6,875	2,125	3,500	12,500
Michael Thurk	Audit Committee Member, Compensation Committee Chairman, and Nominating and Corporate Governance Committee Member	13,750	4,250	5,000	23,000

Mr. Muirhead was elected as a non-employee director of the Company on January 26, 2011, and received an initial stock option for 12,500 shares pursuant to the 2006 Director Option Plan. The stock option becomes exercisable in a series of four quarterly installments, with the first quarterly installment becoming exercisable on the first day of the calendar quarter after February 3, 2011, and each additional quarterly installment becoming exercisable on the first day of each calendar quarter thereafter. During 2011, Mr. Muirhead will receive the same cash compensation as the other non-employee directors of the Company, and will be eligible for a stock option grant at the 2011 Annual Meeting of Stockholders, similar to the other directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Compensation Committee

Robert C. Hower (Chairperson) and Gary J. Bowen

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, including by any general statement incorporating this Proxy Statement, except to the extent we specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION
(Proposal 2 on the Proxy Card)

We are asking our stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules.

We believe that the Company’s executive compensation programs have been effective at incenting the achievement of positive results, appropriately aligning pay and performance and in enabling the Company to attract and retain highly qualified executives within our industry. See our “Executive Summary—2010 in Review” on page 23 for a discussion of our achievements in 2010. In deciding how to vote on this advisory proposal, our Board encourages Stockholders to consider the following factors:

Our successful financial results in 2010 were highlighted by record revenue, operating margin, net income and ending cash.

•	Total revenue increased to $231.2 million dollars, up 63% over 2009.

•	Operating margin expanded to 29%, compared to 17% in 2009.

•	Net income increased to $43.0 million, or $0.63 per share on a diluted basis, compared to $17.1 million, or $0.28 per share on a diluted basis in 2009.

•	As of December 31, 2010, we had a record $275 million dollars in cash, cash equivalents and investments, up from $175 million dollars at the end of 2009.

Our non-financial highlights demonstrate the acceleration of new customer adoption to our products.

•	We added over 300 new customers in 2010 and now serve of over 1,300 customers in over 100 countries.

•	We now have over 12,000 systems deployed, up from 9,000 systems a year ago.

•	Our solutions are deployed at 90 of the top 100 service providers worldwide and 30 of the Fortune 100.

Our 2010 Compensation program and practices included:

•	Engagement with outside independent consultants to assist with the structuring of our annual and incentive based compensation programs, and compare our practices against an appropriate peer group.

•	Designing our long term incentives, in particular our equity compensation programs and related awards, to attract and retain our individuals with the skills to achieve our long term business plan and to align the interests of our executives with those of our stockholders.

•	Designing programs and practices that do not encourage excessive risk or unnecessary risk taking.

•	Emphasis on pay for performance through our use of short term incentives that correlate with certain financial targets as metrics we feel are designed to improve shareholder value.

•	No special benefits or perquisites provided to our executive officers.

We are asking our stockholders to indicate their support for our 2010 compensation for our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our 2010 executive compensation policies and procedures for Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Acme Packet, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and related disclosures, in the Acme Packet, Inc. Proxy Statement for the 2011 Annual Meeting of Stockholders.”

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our stockholders’ concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support for the Company’s executive compensation in 2010, as outlined in the above resolution.

The Board recommends a vote “FOR” the approval of the advisory resolution on executive compensation.

ADVISORY PROPOSAL ON THE FREQUENCY OF OUR EXECUTIVE
COMPENSATION ADVISORY PROPOSALS
(Proposal 3 on the Proxy Card)

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on our executive compensation once every one, two, or three years by voting on the resolution set forth below:

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s proxy state should be every year, every two years, or every three years.”

After careful consideration, the Board recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted annually. In formulating its recommendation, our Board considered that an advisory vote on executive compensation every year will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. While the Company’s executive compensation programs are designed to promote a long term connection between pay and performance, the board of directors recognizes that executive compensation disclosures are made annually. Setting a one year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

Although the Board recommends an annual “say-on-pay” vote, stockholders will be able to specify one of four choices for this proposal on the Proxy Card: one year, two years, three years or abstain. This advisory proposal will be determined by the frequency (every one, two or three years) that receives the highest number of votes from our stockholders. Stockholders are not voting to approve or disapprove of the Board’s recommendation.

Although this advisory vote regarding the frequency of say-on-pay votes is non-binding on the Board, the Board will review the voting results and take them into consideration when deciding how often to conduct future say-on-pay shareholder advisory votes. However, the Board may decide to hold the advisory proposal on executive compensation more or less frequently than the option selected by our stockholders.

The Board recommends a vote for every “ONE YEAR” for future advisory proposals on executive compensation.

APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN
(Proposal 4 on the Proxy Card)

We are requesting that the stockholders vote in favor of approving the 2011 Employee Stock Purchase Plan, referred to as the ESPP, which was approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, by the Board on March 18, 2011. A copy of the ESPP is attached as Appendix A to this Proxy Statement. The following description is only a summary of the ESPP and we encourage you to read it in its entirety in order to review the actual terms of the ESPP.

Effective Date.  If approved by the stockholders, the ESPP will go into effect on May 5, 2011, and the first option period will commence on June 1, 2011.

Purpose.  The ESPP provides an incentive to, and encourages stock ownership by, all eligible employees of the Company and participating subsidiaries so that they may share in our growth by acquiring or increasing their share ownership in the Company. It is intended that the ESPP constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under the ESPP, eligible employees may purchase shares of the Company’s common stock through payroll deductions.

Shares Subject to the Plan.  The shares issued or to be issued under the ESPP are authorized but unissued shares of the Company’s common stock. The ESPP authorizes the issuance of up to two million five hundred thousand (2,500,000) shares of common stock.

Administration.  The ESPP may be administered by the Compensation Committee of the Board, by another designated Compensation Committee, or by the Board directly. The designated administrator, or the Compensation Committee, has the discretion, subject to the provisions of the ESPP, to make or to select the manner of making all determinations with respect to options granted under the ESPP. Further, the Compensation Committee has complete authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the ESPP.

Terms of Participation.  The ESPP will be implemented through a series of purchase periods called “plan periods.” Each plan period begins on the first business day of each June and December and ends on the last business day of the following May and November, respectively. An eligible employee will be granted an option at the beginning of the plan period, and can accumulate money to pay the exercise price for the option by electing to have payroll deductions taken from each payroll during a plan period of an amount between 1% and 15% of his or her compensation, but will not exceed $25,000 on an annual basis. At the end of each plan period, unless the participating employee has withdrawn from the ESPP, the option will be exercised by applying the employee’s accumulated payroll deductions to the purchase of Common Stock. The exercise price paid by the employee will be 85% of the fair market value of the Company’s common stock at the lower of (i) the commencement of the plan period and (ii) the end of the plan period.

Eligibility.  Employees of the Company or a participating subsidiary are eligible to participate in the ESPP if we employ them for at least 20 hours per week and at least five months per year. Currently, approximately 500 employees are expected to be eligible to participate in the ESPP. However, no employee shall be granted an option under the ESPP if, immediately after the grant, the employee would own stock, including any outstanding options to purchase stock, equaling 5% or more of the total voting power or value of all classes of our stock. Any employee who is a “highly-compensated employee” within the meaning of Section 414(q) of the Internal Revenue Code and an officer of the Company may not participate in the ESPP. In addition, the ESPP provides that no employee may be granted an option if the option would permit the employee to purchase stock under all of our employee stock purchase plans in an amount that exceeds $25,000 of the fair market value of such stock for each calendar year in which the option is outstanding.

Corporate Transactions.  In the event of a dissolution or liquidation of the Company, the plan period then in progress will terminate. In the event of another significant corporate transaction such as a merger or consolidation of us with and into another person or entity or the sale or transfer of all or substantially all of our assets, each right to purchase stock under the ESPP will be assumed, or an equivalent right will be substituted by, the successor corporation. In the event that the successor corporation refuses to assume each purchase right or to substitute an equivalent right, any ongoing offering period will be shortened so that employees’ rights to purchase stock under the ESPP are exercised prior to the transaction, unless the employee has withdrawn.

Amendment and Termination.  The Board has the power to amend or terminate the ESPP and to change or terminate plan periods as long as any action does not adversely affect any outstanding rights to purchase stock; provided, however, that the Board may amend or terminate the ESPP or a plan period even if it would adversely affect outstanding options in order to avoid our incurring adverse accounting charges or if the Board determines that termination of the ESPP and/or plan period is in our best interest and the best interest of our stockholders. The ESPP will continue in effect until terminated by the Board.

Amount of Benefits.  The dollar value of benefits that will be received by any employee or group of employees in the ESPP is not determinable due to the voluntary nature of the ESPP and the variables involved in the calculation of any such benefits (including our stock price).

Summary of Tax Consequences.  The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the ESPP. This summary is not comprehensive and is based upon laws and regulations in effect on March 1, 2011. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the ESPP. Employees participating in the ESPP should consult their own tax advisors as to the tax consequences of participation.

An employee will not have to report taxable income either upon receipt of an option under the ESPP or upon exercise of the option. An employee may have to report income upon the sale of shares acquired by exercising the option, and the employee will be taxed on such income in the same way as any other compensation for services. The amount of taxable income that an employee must report depends upon the employee’s specific circumstances, as follows. If an employee sells his or her shares within two years after the date he or she received the option, or within one year after he or she exercised the option, the employee will have to report as compensation income the difference between the value of the shares at the date of exercise and the amount the employee paid for the shares. If an employee sells his or her shares more than two years after the date he or she received the option, and more than one year after he or she exercised the option, the employee will have to report as compensation income the lesser of: (i) the value of the shares at the sale date minus the amount paid for the shares under the option, or (ii) the value of the shares at the grant date minus the option price as determined under Internal Revenue Code Section 423(c). In addition, an employee may also have a capital gain or loss upon sale of the shares. The amount of gain or loss will be measured by the difference between the amount received from the sale of the shares and the employee’s basis in the shares. An employee’s basis in the shares is the exercise price paid for the shares plus the amount of compensation income reported in connection with the sale of the shares. The Company will be entitled to deduct any compensation income an employee is required to report on a disqualifying disposition of shares (but not otherwise) in computing its taxable income. Compensation income an employee is required to report in connection with options granted under the ESPP is not subject to income and employment tax withholding, but will be reported by the Company to the IRS.

For purposes of the foregoing summary, we assumed that no option under the ESPP will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Internal Revenue Code of 1986, or, if any option was considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an option includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an option under the ESPP will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Although the foregoing summarizes the essential features of the ESPP, it is qualified in its entirety by reference to the full text of the ESPP as attached. We rely on the ESPP, and our employees’ ability to purchase stock of the Company thereunder, as an essential part of the benefits package necessary to attract and retain qualified and experienced employees. The Board believes that adoption of the ESPP is essential to permit the Company to continue to provide long term equity based incentives to present and future employees and to align employees’ interests with those of the Company’s stockholders.

Vote Required

Approval of the ESPP requires the affirmative vote of a majority of the shares of common stock of the Company present in person or by proxy and entitled to vote at the meeting.

The Company’s Board of Directors Recommends a Vote “FOR” the Approval of the 2011 Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised entirely of independent directors who meet the independence and experience requirements of NASDAQ Stock Market and the Securities and Exchange Commission. The Audit Committee focuses on the following areas:

•	the integrity of Acme Packet’s consolidated financial statements; and

•	the independence, qualifications and performance of Acme Packet’s independent registered public accounting firm.

We meet with management periodically to consider the adequacy of Acme Packet’s internal controls and the objectivity of its financial reporting. We generally discuss these matters with Acme Packet’s independent registered public accounting firm and with appropriate Acme Packet senior management and financial personnel.

We meet privately with the independent registered public accounting firm who has unrestricted access to the Audit Committee. We also appoint the independent registered public accounting firm and review their performance and independence from management.

Management has primary responsibility for Acme Packet’s consolidated financial statements and the overall reporting process, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of Acme Packet in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. Additionally, the independent registered public accounting firm audited the effectiveness of Acme Packet’s internal control over financial reporting as of December 31, 2010 pursuant to the Sarbanes-Oxley Act of 2002.

During 2010, we reviewed Acme Packet’s audited consolidated financial statements and met with both management and representatives of Ernst & Young LLP, E&Y, Acme Packet’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of Acme Packet’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of Acme Packet’s internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of Acme Packet’s internal control, including internal control over financial reporting; and the overall quality of Acme Packet’s financial reporting.

We discussed with representatives of E&Y matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3800T. We also discussed with management the significant accounting policies utilized by Acme Packet, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

We received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence and have discussed with representatives of E&Y their independence.

Based on the reviews and discussions with management and representatives of the independent registered public accounting firm referred to above, we recommended to the Board that Acme Packet’s audited consolidated financial statements be included in Acme Packet’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee

David B. Elsbree (Chairman), Gary J. Bowen and Robert C. Hower

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: AUDIT AND NON-AUDIT FEES

The following table sets forth the fees billed by E&Y for audit, audit-related, tax and all other services rendered for 2009 and 2010.

Type of Fees	2009	2010

Audit fees(1)	$738,191	$632,415
Audit related fees(2)	93,645	—
Tax fees(3)	203,750	150,000
All other fees(4)	1,995	1,995

Total	$1,037,581	$784,410

(1)	“Audit fees” consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	“Audit related fees” consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees”.

(3)	“Tax fees” consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

(4)	“All other fees” consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of an amount paid for the use of an online accounting research tool.

The Audit Committee approves in advance all audit and non-audit services to be provided by the independent registered public accounting firm. The Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services. Any such pre-approvals are disclosed to and reviewed with the Audit Committee at its next meeting. The Audit Committee requires the independent registered public accounting firm and management to report on actual fees charged for each category of service periodically throughout the year.

RATIFICATION OF APPOINTMENT OF
ERNST & YOUNG LLP
(Proposal 5 on the Proxy Card)

The Audit Committee of the Board has reappointed Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2011. We are asking stockholders to ratify the appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the 2011 Annual Meeting of Stockholders. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

In the event that stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board unanimously recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR OUR 2012
ANNUAL MEETING

Our 2012 Annual Meeting of Stockholders is expected to be held May 4, 2012. Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2012 Annual Meeting must submit their proposal to our Corporate Secretary no later than the close of business on November 24, 2011. If this meeting date is changed by more than 30 days, then the deadline is a reasonable time before we begin to print and send the proxy materials. To be included in our proxy materials solicited for the 2012 Annual Meeting, your proposal must satisfy the requirements of Rule 14a-8 of the Exchange Act.

Any stockholder seeking to present a proposal at our 2012 Annual Meeting or nominate a candidate for election to the Board at our 2012 Annual Meeting must give complete and timely written notice to our Corporate Secretary no later than November 24, 2011 or earlier than October 25, 2011. According to our Bylaws, any stockholder who gives notice of a proposal must deliver the text of the proposal and a written statement for why the shareholder favors the proposal. The notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the Company’s stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a Proxy Statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and/or a description of the proposed business to be brought before the meeting, as the case may be. If your proposal or nomination is not timely and properly made in accordance with the procedures set forth in our Bylaws then it will be defective and may not be brought before our 2012 Annual Meeting.

OTHER MATTERS

Whether or not you plan to attend the meeting, please vote over the internet or by telephone or complete, sign and return the Proxy Card sent to you in the envelope provided. No postage is required for mailing in the United States.

By Order of the Board of Directors,

Peter J. Minihane
Chief Financial Officer and Treasurer

Bedford, Massachusetts
March 23, 2011

Appendix A

ACME PACKET, INC.

2011 Employee Stock Purchase Plan

1. Purpose and History.

The purpose of this Plan is to give Employees a convenient means of purchasing Common Stock of the Company through payroll deductions. The Company believes that ownership of Common Stock by Employees will foster greater Employee interest in the Company’s growth and development.

This Plan was adopted by the Board on March 18, 2011. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that Code section.

2. Definitions.

As used in this Plan, the following terms shall have the following meanings:

2.1. Board means the Company’s Board of Directors.

2.2. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.3. Committee means the Compensation Committee of the Board or such other committee delegated responsibility by the Board for the administration of the Plan, as provided in Section 4 of the Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.4. Common Stock or Stock means the common stock, par value $0.001 per share, of the Company.

2.5. Company means Acme Packet, Inc., a corporation organized under the laws of the State of Delaware.

2.6. Compensation means an Employee’s total compensation, including base pay or regular earnings plus commissions, overtime, and bonuses.

2.7. Continuous Status as an Employee means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Plan administrator, provided that such leave is for a period of not more than three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time or (iv) transfers between locations of the Company or between the Company and a Covered Entity.

2.8. Contributions means all amounts credited to the account of a Participating Employee pursuant to the Plan.

2.9. Corporate Transaction means (i) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (iii) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (iv) any liquidation or dissolution of the Company.

2.10. Covered Entity means any Subsidiary that may adopt the Plan from time to time in accordance with the procedures set forth in Section 14 hereof with the Company’s consent.

2.11. Effective Date means June 1, 2011.

2.12. Employee means an employee of the Company or a Covered Entity who is (i) customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year and (ii) not a “highly-compensated employee” within the meaning of Section 414(q) of the Code and an officer of the Company.

2.13. Fair Market Value has the meaning set forth in Section 6.4(c) below.

2.14. New Plan Period Termination Date has the meaning set forth in Section 12.4 below.

2.15. Participating Employee means an Employee who elects to participate in the Plan pursuant to Section 6.2, below.

2.16. Payroll Deduction means a payroll deduction specified by a Participating Employee to be made from each payment for the pay periods during the Plan Period for the purchase of Shares under this Plan.

2.17. Plan means this Acme Packet, Inc. 2011 Employee Stock Purchase Plan.

2.18. Plan Period Commencement Date means the first day of each Plan Period.

2.19. Plan Period Termination Date means the last day of each Plan Period.

2.20. Plan Period means each successive period described in Section 6.1, at the end of which each Participating Employee shall purchase Shares.

2.21. Purchase Price means with respect to a Plan Period an amount equal to eighty five percent (85%) of the lower of (a) the Fair Market Value of a Share on the Plan Period Commencement Date and (b) the Fair Market Value of a Share on the Plan Period Termination Date.

2.22. Share means a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

2.23. Subsidiary means a corporation, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares Reserved For The Plan.

Subject to adjustment as provided in Section 12 hereof, the number of Shares reserved for issuance hereunder shall be two million five hundred thousand (2,500,000). For purposes of applying the foregoing limitation, if any option expires, terminates or is cancelled for any reason without having been exercised in full, the Shares not purchased or received by the Employee shall again be available for options to be granted under the Plan. Shares issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

4. Administration.

The Plan shall be administered by the Committee, provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided, further, that the Committee may delegate its duties in order to facilitate the purchase and transfer of Shares and to provide for the day-to-day administration of the Plan with all powers necessary to enable the delegate to carry out its duties in that respect. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each option to be granted by the Company under the Plan. In making such determinations, the Committee may take into account such factors as the Committee, in its discretion, shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an option granted pursuant to hereto.

5. Eligibility for Awards.

Subject to the requirements of Section 6.2 and the limitations imposed by Section 423(b) of the Code, any Employee shall be eligible to participate in a Plan Period under the Plan as of the applicable Plan Period Commencement Date. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (taking into account stock which would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined on the basis of the Fair Market Value of such stock on the date or dates such option was granted) for each calendar year in which such option is outstanding at any time.

6. Terms of Participation.

6.1. Plan Periods.  Each calendar year shall be divided into two six-month Plan Periods, the first beginning on June 1 and ending on the immediately following November 30, and the second beginning on December 1 and ending on the immediately following May 31. The first Plan Period shall begin on June 1, 2011, unless the Committee shall have determined otherwise and communicated such determination to eligible Employees at least five (5) business days prior to the date the Plan Period is to commence. Each such period is referred to herein as a “Plan Period.”

6.2. Election to Participate and Plan Deductions.

(a) Shares shall be offered for purchase under the Plan through a series of successive, non-overlapping Plan Periods until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated. At any time and from time to time, the Committee may change the duration and/or the frequency of Plan Periods or suspend operation of the Plan with respect to Plan Periods not yet commenced.

(b) An eligible Employee may become a Participating Employee in the Plan by completing an enrollment agreement on the form provided by the Company and filing it with the Company prior to the Company’s enrollment deadline for the Plan Period in which such Employee desires to participate, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Plan Period. The enrollment agreement shall set forth the percentage of the Employee’s Compensation (subject to Section 6.2(c) below) to be paid as Contributions pursuant to the Plan. Payroll deductions shall commence on the first payroll following the Plan Period Commencement Date and shall end on the last payroll paid on or prior to the Plan Period Termination Date, unless sooner terminated by the Participating Employee as provided in Section 6.7.

(c) A Participating Employee may elect to have payroll deductions taken from each payroll during any Plan Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) in one percent (1%) increments (or such other percentage as the Committee may establish from time to time before any Plan Period Commencement Date) of such Participating Employee’s Compensation on each payroll date during the Plan Period. All payroll deductions made by a Participating Employee shall be credited to his or her account under the Plan. No interest shall accrue on Contributions to the Plan. A Participating Employee may not make any additional payments into such account.

(d) Unless the Committee announces otherwise before the start of a particular Plan Period, an eligible Employee’s enrollment agreement in effect at the end of one Plan Period will remain in effect for each subsequent Plan Period.

(e) A Participating Employee may discontinue his or her participation in the Plan as provided in Section 6.7. In addition, if the Committee has so announced to Employees at least five (5) days prior to the scheduled beginning of the next Plan Period to be affected by the Committee’s determination, a Participating Employee may, on one occasion only during each Plan Period, change the rate of his or her Contributions with respect to the Plan Period by completing and filing with the Company a new enrollment agreement authorizing a change in the payroll deduction rate; provided, however, that no such change shall enable a Participating Employee to resume Contributions other than as of a Plan Period Commencement Date following a withdrawal of Contributions during a Plan Period pursuant to Section 6.7. Any such change in payroll deduction rate shall be effective as of the first payroll period following the date of filing of the new enrollment agreement, if the agreement is filed at least ten (10) business days prior to such period and, if not, as of the second following payroll period.

(f) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5 herein, a Participating Employee’s Payroll Deductions may be decreased during any Plan Period to zero percent (0%). Payroll Deductions reduced to zero percent (0%) in compliance with this Section 6.2(f) shall re-commence automatically at the rate provided in such Participating Employee’s enrollment agreement at the beginning of the next Plan Period, unless terminated by the Participating Employee as provided in Section 6.7.

(g) Any amounts left over in a Participating Employee’s account upon expiration or termination of the Plan (or upon a withdrawal by a Participating Employee or upon a Participating Employee purchasing the maximum dollar amount or number of shares hereunder) shall be returned to the Participating Employee.

6.3. Shares.

(a) If the Committee determines that, on a given Plan Period Termination Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Plan Period Commencement Date, or (ii) the number of shares available for sale under the Plan on such Plan Period Termination Date, then the Company shall make a pro rata allocation of the Shares available for purchase on such Plan Period Termination Date in as uniform a matter as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participating Employees exercising options to purchase Common Stock on such Plan Period Termination Date. The Company shall make pro rata allocation of the Shares available on the Plan Period Commencement Date pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Plan Period Commencement Date.

(b) The Participating Employee shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a Participating Employee under the Plan will be registered in the name of the Participating Employee.

6.4. Grant of Options.

(a) A Participating Employee shall be granted a separate purchase right for each Plan Period in which he or she participates. The purchase right shall be granted on the Plan Period Commencement Date for the Plan Period and shall provide the Participating Employee with the right to purchase Shares upon the terms set forth below.

(b) The number of Shares purchasable by a Participating Employee on each Plan Period Termination Date during the Plan Period, pursuant to Section 6.5 below, shall be determined by dividing such Employee’s Contributions accumulated during such Plan Period prior to such Plan Period Termination Date and retained in the Participating Employee’s account as of the Plan Period Termination Date by the applicable Purchase Price. However, the maximum number of Shares a Participating Employee may purchase during each Plan Period shall be one thousand (1,000) shares of Common Stock, unless otherwise determined by the Committee and announced to Employees at least five (5) days prior to the scheduled beginning of the next Plan Period to be affected by the Committee’s determination, provided further that such purchase shall be subject to the limitations set forth in Sections 6.2(c).

(c) The fair market value of the Shares on a given date (the “Fair Market Value”) means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Common Stock as of any date, is the closing price for the common stock as reported by the NASDAQ Global Select Market (or on any other national securities exchange on which the common stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

6.5. Exercise.

Unless a Participating Employee withdraws from the Plan as provided in Section 6.7, each purchase right shall be automatically exercised on each Plan Period Termination Date, and Shares shall accordingly be purchased on behalf of each Participating Employee on each such Plan Period Termination Date. The purchase shall be effected by applying the Participating Employee’s Contributions for the Plan Period ending on such Plan Period Termination Date to the purchase of Shares (subject to the limitation on the maximum number of Shares purchasable per Participating Employee on any one Plan Period Termination Date) at the Purchase Price in effect for the Participating Employee for that Plan Period Termination Date. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participating Employee on the Plan Period Termination Date. During his or her lifetime, a Participating Employee’s option to purchase Shares hereunder is exercisable only by him or her.

6.6. Delivery.

As promptly as practicable after each Plan Period Termination Date, the Company shall arrange the delivery to each Participating Employee, as appropriate, of the Shares purchased upon exercise of his or her option.

6.7. Voluntary Withdrawal; Termination of Employment.

(a) A Participating Employee may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time prior to each Plan Period Termination Date by giving written notice to the Company in accordance with the Company’s policy regarding withdrawal from the Plan. All of the Participating Employee’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Plan Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made (or will be permitted to be made) during the Plan Period.

(b) Upon termination of the Participating Employee’s Continuous Status as an Employee prior to a Plan Period Termination Date for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 8, and his or her option will be automatically terminated.

(c) In the event a Participating Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Plan Period in which the Employee is a Participating Employee, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account and remaining there will be returned to him or her and his or her option terminated.

(d) A Participating Employee’s withdrawal during a Plan Period will not have any effect upon his or her eligibility to participate in a succeeding Plan Period or in any similar plan which may hereafter be adopted by the Company.

7. No Special Service Rights.

Nothing contained in this Plan shall confer upon any Employee any right with respect to the continuation of his or her employment with the Company or any Covered Entity or any other entity, corporation, partnership, limited liability company or business trust controlling, controlled by or under common control with the Company, or interfere in any way with the right of any such entity, subject to the terms of any separate employment agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment relationship or to increase or decrease, or otherwise adjust, the other terms and conditions of the Employee’s employment.

8. Designation of Beneficiary.

8.1. A Participating Employee may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participating Employee’s account under the Plan in the event of such Participating Employee’s death subsequent to the end of a Plan Period but prior to delivery to him or her of such Shares and cash. Any such beneficiary shall also be entitled to receive any cash from the Participating Employee’s account under the Plan in the event of such Participating Employee’s death during a Plan Period.

8.2. Such designation of beneficiary may be changed by the Participating Employee at any time by written notice. In the event of the death of a Participating Employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participating Employee’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participating Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participating Employee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

9. Transferability of Options and Shares.

Neither Contributions credited to a Participating Employee’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 8) by the Participating Employee. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 6.7. In addition, if the Committee has so announced to Participating Employees at least five (5) days prior to the scheduled beginning of the next Plan Period, any Shares acquired on the Plan Period Termination Date of such Plan Period may be subject to restrictions specified by the Committee on the transfer of such Shares. Any Participating Employee selling or transferring any or all of his or her Shares purchased pursuant to the Plan must provide written notice of such sale or transfer to the Company within five (5) business days after the date of sale or transfer. Such notice to the Company shall include the gross sales price, if any, the Plan Period during which the Shares being sold were purchased by the Participating Employee, the number of Shares being sold or transferred and the date of sale or transfer.

10. Use of Funds.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions from its other assets.

11. Reports.

Individual accounts will be maintained for each Participating Employee in the Plan. Statements of account will be given to Participating Employees at least annually, which statements will set forth, with respect to the immediately prior calendar year, the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12. Adjustments Upon Changes in Capitalization; Corporate Transactions.

12.1. Adjustment in General.  All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the date of the Board’s adoption of this Plan. If subsequent to that date the outstanding Shares (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to Shares, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 3, (ii) the numbers and kinds of shares or other securities subject to the then outstanding options, and (iii) the exercise price for each share or other unit of any other securities subject to then outstanding options.

12.2. Adjustment Upon the Occurrence of Certain Unusual or Nonrecurring Events.  In the event of any corporate action not specifically covered by Section 12.1, including but not limited to an extraordinary cash distribution on Common Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding options and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, options in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

12.3. Related Matters.  Any adjustment in Awards made pursuant to Section 12.1 or 12.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms which the Committee may deem necessary or appropriate so as to ensure the rights of the Participating Employees in their respective options are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 12.

12.4. Corporate Transactions.  In the event of a Corporate Transaction that is a dissolution or liquidation of the Company, the Plan Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee. In the event of a Corporate Transaction other than a dissolution or liquidation of the Company, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Plan Period then in progress shall be shortened and a new Plan Period Termination Date shall be set (the “New Plan Period Termination Date”), as of which date the Plan Period then in progress will terminate. The New Plan Period Termination Date shall be on or before the date of consummation of the transaction and the Committee shall notify each Participating Employee in writing, at least ten (10) days prior to the New Plan Period Termination Date, that the Plan Period Termination Date for his or her option has been changed to the New Plan Period Termination

Date and that his or her option will be exercised automatically on the New Plan Period Termination Date, unless prior to such date he or she has withdrawn from the Plan Period as provided in Section 6.7. For purposes of this Section 12.4, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 12); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of common stock in the transaction.

13. Settlement of Awards.

13.1. Violation of Law.  Notwithstanding any other provision of the Plan to the contrary, if, at any time, in the reasonable opinion of the Company, the issuance of Shares pursuant to the Plan may constitute a violation of law, then the Company may delay such issuance of such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the Shares are, at the time of the issue of such Shares, effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

13.2. Corporate Restrictions on Rights in Stock.  Any Shares to be issued pursuant to the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

13.3. Investment Representations.  The Company shall be under no obligation to issue any Shares unless the Shares to be issued pursuant to the Plan have been effectively registered under the Securities Act of 1933, as amended.

13.4. Placement of Legends; Stop Orders; etc.  Each Share to be issued pursuant to the Plan may bear a reference to any applicable restriction under the Plan. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14. Adopting Subsidiaries.

Any Subsidiary of the Company may request that its Employees be allowed to participate in the Plan in accordance with procedures to be adopted by the Board. The Board of Directors of the Company may, in its sole discretion, approve or reject any such request. Any such Subsidiary whose request is approved by the Board of Directors shall be referred to herein as a “Covered Entity.” In addition, the Board of Directors of the Company may determine, in its sole discretion, that a Subsidiary that is a Covered Entity will cease to be a Covered Entity with respect to Plan Periods not yet commenced.

15. Amendment and Termination.

(a) The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Except as provided in Section 12, no termination of the Plan may affect options previously granted, provided that the Plan or a Plan Period may be terminated by the Board on a Plan Period Termination Date or by the Board’s setting a new Plan Period Termination Date with respect to a Plan Period then in progress if the Board determines that termination of the Plan and/or any Plan Period is in the best interests of the Company and its stockholders or if continuation of the Plan and/or a Plan Period would cause the Company to incur adverse accounting charges as a result of the Plan. Except as provided in Section 12 or this Section 15, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participating Employee.

(b) In addition to the foregoing, without stockholder consent and without regard to whether any Participating Employee rights may be considered to have been adversely affected, the Committee shall be entitled to change the Plan Periods, establish the exchange ratio applicable to amounts withheld in a currency other than United States dollars (if applicable), permit payroll withholding in excess of the amount designated by a Participating Employee to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participating Employee properly correspond with amounts withheld from the Participating Employee’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

16. Notices and Other Communications.

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to a Participating Employee, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report. In addition, the Company may, in its sole discretion, deliver any documents related to the Plan by electronic means or request that Participating Employee communicate with the Company with respect to the Plan by electronic means. By participating in the Plan, each Participating Employee will have consented to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Participating Employee’s term of employment or service with the Company and thereafter until withdrawn in writing by Participant.

17. Governing Law.

The Plan and all options and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

18. Term of Plan.

The Plan shall become effective May 5, 2011 and shall continue in effect until terminated pursuant to Section 15.

ACME PACKET, INC.
  IMPORTANT ANNUAL MEETING INFORMATION
MR A SAMPLE
DESIGNATION (IF ANY)
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ADD 2
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote via the Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted via the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 4, 2011.

Vote via the Internet • Log on to the Internet and go to www.envisionreports.com/APKT • Follow the steps outlined on the secured website.

Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 4, and 5 and every 1 YEAR for Proposal 3.

1. Election of two Class II Directors, each to hold office for a three-year term or until their respective successors have been elected.

	For	Withhold		For	Withhold
01 – Gary J. Bowen	☐	☐	02 – Robert C. Hower.	☐	☐

2. Approve an advisory proposal regarding Acme Packet’s 2010 executive compensation.	For ☐	Against ☐	Abstain ☐	3. Approve an advisory proposal regarding the frequency of Acme Packet’s advisory proposal on its executive compensation.	1Yr ☐	2Yrs ☐	3 Yrs ☐	Abstain ☐

4. Approve and adopt Acme Packet’s 2011 Employee Stock Purchase Plan.	☐	☐	☐	5. Ratify the selection of Ernst & Young LLP as Acme Packet’s independent registered public accounting firm for the year ending December 31, 2011.	For ☐	Against ☐	Abstain ☐

6. In their discretion, the proxies are authorized to consider and act upon such other business, including stockholder proposals if properly presented, as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address – Please print your new address below.		Comments – Please print your comments below.
			Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
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Acme Packet, Inc.
2011 Annual Meeting of Stockholders
Thursday, May 5, 2011 at 10:00 a.m.
Acme Packet, Inc.
100 Crosby Drive
Bedford, MA 01730-1438
The undersigned stockholder of Acme Packet, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 23, 2011, and hereby appoints Andrew D. Ory and Peter J. Minihane, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned to represent the undersigned at the 2011 Annual Meeting of Stockholders of Acme Packet, Inc. to be held at 10:00 a.m., Eastern Daylight Savings Time, on May 5, 2011 at the offices of Acme Packet, Inc., 100 Crosby Drive, Bedford, MA 01730-1438 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.
This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Acme Packet prior to the meeting or by filing with the Secretary of Acme Packet prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Acme Packet on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Acme Packet called for May 5, 2011 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — Acme Packet, Inc.

Proxy for 2011 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — March 23, 2011
Andrew D. Ory and Peter J. Minihane, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2011 Annual Meeting of Stockholders of Acme Packet, Inc. to be held on May 5, 2011 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposals One, Two, Four and Five and every ONE YEAR on Proposal Three.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF TWO CLASS II DIRECTORS, FOR THE ADVISORY PROPOSAL REGARDING ACME PACKET’S 2010 EXECUTIVE COMPENSATION, EVERY ONE YEAR ON THE FREQUENCY OF ACME PACKET’S ADVISORY PROPOSALS ON EXECUTIVE COMPENSATION, FOR THE APPROVAL AND ADOPTION OF ACME PACKET’S 2011 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Items to be voted appear on reverse side.)